UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________
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Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Palantir Technologies Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PALANTIR TECHNOLOGIES INC.
1200 17th Street, Floor 15
Denver, Colorado 80202
April 26, 2024
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Palantir Technologies Inc., to be held on Wednesday, June 5, 2024 at 8:00 a.m., Mountain time. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2024, where you will be able to listen to the meeting and vote online, and you will be able to access the proxy materials and our annual report, and submit questions virtually by visiting www.proxyvote.com.
The attached formal meeting notice and Proxy Statement contain details of the business to be conducted at the annual meeting.
Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone, or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Palantir.
Sincerely,
Alexander Karp
Chief Executive Officer, Co-Founder and Director

PALANTIR TECHNOLOGIES INC.
1200 17th Street, Floor 15
Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Mountain time, on Wednesday, June 5, 2024.

Place
The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2024, where you will be able to listen to the meeting and vote online during the meeting.

Items of Business
•To elect seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
April 11, 2024.
Only stockholders of record as of the close of business on April 11, 2024 are entitled to notice of and to vote at the annual meeting.
A list of the stockholders of record entitled to vote at the annual meeting will be available for examination, for any purpose germane to the annual meeting, during ordinary business hours for ten days prior to the annual meeting at our corporate headquarters located at 1200 17th Street, Floor 15, Denver, CO 80202. The stockholder list will also be available online at www.virtualshareholdermeeting.com/PLTR2024 during the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, notice of annual meeting, form of proxy, and our annual report is first being sent or given on or about April 26, 2024 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 26, 2024 by visiting www.proxyvote.com.You will also be able to submit questions virtually by visiting www.proxyvote.com.

Voting	Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone, or mail as soon as possible.

By order of the Board of Directors,

Alexander Karp
Chief Executive Officer, Co-Founder and Director
Denver, Colorado
April 26, 2024

i

ii

PALANTIR TECHNOLOGIES INC.
PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held at 8:00 a.m., Mountain time, on Wednesday, June 5, 2024
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2024 annual meeting of stockholders of Palantir Technologies Inc., a Delaware corporation, and any postponements, adjournments, or continuations thereof. The annual meeting will be held on Wednesday, June 5, 2024 at 8:00 a.m., Mountain time. The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2024, where you will be able to listen to the meeting and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our annual report is first being sent or given on or about April 26, 2024 to all stockholders of record as of the close of business on April 11, 2024. The proxy materials and our annual report can be accessed as of April 26, 2024 by visiting www.proxyvote.com. You will also be able to submit questions virtually by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified; and
•the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
As of the date of this Proxy Statement, our management and Board of Directors were not aware of any other matters to be presented at the annual meeting.
How does the Board of Directors recommend that I vote on these proposals?
Our Board of Directors recommends that you vote your shares:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
Who is entitled to vote at the annual meeting?
You can vote at the annual meeting if you were a holder of our common stock as of the close of business on April 11, 2024, the “record date.” Each share of Class A common stock is entitled to one vote per share as of the record date. Each share of Class B common stock is entitled to ten votes per share as of the record date and is convertible at any time, at the option of the holder thereof, into one share of Class A common stock. Each share of Class F common stock has the number of votes described below. As of the close of business on April 11, 2024, we had 2,226,995,023 shares of common stock outstanding and entitled to vote on any matter, consisting of 2,130,436,065 shares of Class A common stock, 95,553,958 shares of

Class B common stock, and 1,005,000 shares of Class F common stock. The holders of the shares of Class A common stock, Class B common stock, and Class F common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
Are there any voting agreements or arrangements among Palantir’s Founders?
We have three series of common stock, Class A common stock, Class B common stock, and Class F common stock, which have different voting rights as set forth below. All shares of our Class F common stock are held in a voting trust (the “Founder Voting Trust”), established by Stephen Cohen, Alexander Karp, and Peter Thiel (our “Founders”) pursuant to a voting trust agreement (the “Founder Voting Trust Agreement”) with Wilmington Trust, National Association as trustee (the “Trustee”). Our Founders are also currently party to a voting agreement (the “Founder Voting Agreement”) with Wilmington Trust, National Association as the grantee of certain proxies and powers of attorney contemplated therein (the “Grantee”). Pursuant to the terms of the Founder Voting Agreement, our Founders and certain of their affiliates have granted a proxy and power of attorney to the Grantee to vote shares of our Class A common stock and Class B common stock held by our Founders and such affiliates other than certain designated shares (the “Designated Founders’ Excluded Shares” or “DFES”). For a description of the voting rights of our common stock and the voting arrangements of our Founders, please see the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”
How many shares are outstanding and entitled to vote as of the record date?
As of the close of business on the record date, there were:
•2,130,436,065 shares of Class A common stock outstanding, of which 27,166,475 shares were held by our Founders and their affiliates and subject to the Founder Voting Agreement and 91,683,912 shares were held by Mr. Thiel’s affiliates as DFES.
•95,553,958 shares of Class B common stock outstanding, of which 87,152,201 shares were held by our Founders and their affiliates and subject to the Founder Voting Agreement and 2,962,961 shares were held by Mr. Thiel’s affiliates as DFES; and
•1,005,000 shares of Class F common stock outstanding, all of which were held in the Founder Voting Trust.
How many votes is each share entitled to for each proposal at the annual meeting?
Class A common stock is entitled to one vote per share and Class B common stock is entitled to ten votes per share for each proposal.
As of the close of business on the record date, the aggregate voting power of all outstanding shares of Class A common stock and Class B common stock was 3,085,975,645 votes. Of these, the shares of Class A common stock and Class B common stock held by our Founders and their affiliates and subject to the Founder Voting Agreement represented 898,688,485 votes, the Designated Founders’ Excluded Shares held by Mr. Thiel’s affiliates represented 121,313,522 votes, and the shares of Class A common stock and Class B common stock held by all other stockholders represented 2,065,973,638 votes.
For Proposal 1, the voting power of the Class F common stock shall equal 49.999999% of the voting power of all of the outstanding shares of our capital stock entitled to vote on such proposals (including the Class F common stock), less the voting power of the shares of Class A common stock and Class B common stock subject to the Founder Voting Agreement and the Designated Founders’ Excluded Shares (but if such subtraction had resulted in a figure less than zero, then the Class F common stock would have had zero votes). Accordingly, for Proposal 1, shares of Class F common stock, all of which are held in the Founder Voting Trust, will have 1,045,971,548 votes in the aggregate, or approximately 1,040.768 votes per share, representing 25.3% of the voting power for Proposal 1.
For Proposal 2, the voting power of the Class F common stock shall equal 49.999999% of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote on Proposal 2 (including the Class F common stock), less the voting power of the shares of Class A common stock and Class B common stock subject to the Founder Voting Agreement and the Designated Founders’ Excluded Shares (but if such subtraction results in a figure less than zero, then the Class F common stock shall have zero votes). Accordingly, shares of Class F common stock, all of which are held in the Founder Voting Trust, will have between zero and 1,045,971,548 votes in the aggregate, or between zero and approximately 1,040.768 votes per share for Proposal 2. The precise voting power of the Class F common stock with respect to Proposal 2 will be ascertained at the annual meeting when shares present in person (including virtually) or represented by proxy and entitled to vote on Proposal 2 will be determined.

For more information on broker non-votes, please see the section titled “Questions and Answers about the Proxy Materials and our Annual Meeting—What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank, or other nominee?”

For information regarding shares of our Class A common stock, Class B common stock, and Class F common stock outstanding as of the close of business on the record date, please see the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of the shares of our capital stock issued and outstanding and entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Stockholders who log in to the annual meeting using the control number included on their Notice of Internet Availability or proxy card will be considered present in person (including virtually) at the annual meeting. Abstentions, withhold votes and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 4, 2024 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at +1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 4, 2024 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing, and mailing your proxy card, which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2024, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank, or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
If you are a stockholder of record and you do not submit a proxy or otherwise vote your shares using one of the methods above, then your shares will not be voted.
Street Name Stockholders. Brokers, banks, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank, or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Because that proposal is routine, we do not expect any broker non-votes regarding it. Your broker, bank, or other nominee will not have discretion to vote on our other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank, or other nominee votes your shares on our sole routine matter but is not able to vote your shares on our non-routine matters, then those shares will be treated as broker non-votes with respect to our non-routine matters. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at 1200 17th Street, Floor 15, Denver, Colorado 80202, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank, or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via webcast only. You will be able to attend the annual meeting virtually, submit your questions in advance of the meeting, and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/PLTR2024. To participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting webcast will begin promptly at 8:00 a.m., Mountain time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Mountain time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. David Glazer, our Chief Financial Officer (“CFO”) and Treasurer, and Ryan Taylor, our Chief Revenue Officer and Chief Legal Officer (“CRO and CLO”), and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If, however, a proxy is dated, executed, and returned, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
How can I contact Palantir’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at +1-781-575-3105, or by writing Computershare Trust Company, N.A., at 150 Royall Street, Suite 101, Canton, Massachusetts 02021. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our Board of Directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing, and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability or Proxy Statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or Proxy Statement and annual report, as applicable, you may contact us as follows:
Palantir Technologies Inc.
Attention: Investor Relations
1200 17th Street, Floor 15
Denver, Colorado 80202
(720) 358-3679
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “can,” “would,” “intend,” “target,” “goal,” “outlook,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “future,” or “continue” or the negative of these words or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 20, 2024 (the “Form 10-K”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in the Form 10-K, as well as other important factors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of our Board of Directors
Our Board of Directors currently consists of seven directors, four of whom are independent under the listing standards of the New York Stock Exchange (the “NYSE”). At each annual meeting of stockholders, directors will be elected for a one-year term and until their successors are duly elected and qualified, until such time as all Class F common stock has been converted to Class B common stock (the “Class F Conversion”). After the Class F Conversion, the directors shall be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II, and Class III, each serving staggered three-year terms.
The following table sets forth the names, ages, and certain other information for each of our directors and director nominees as of April 11, 2024:

Name	Age	Position(s)	Director Since
Directors
Alexander Karp	56	Co-Founder, Chief Executive Officer, and Director	2003
Stephen Cohen	41	Co-Founder, President, Secretary, and Director	2005
Peter Thiel	56	Co-Founder and Chairman	2003
Alexander Moore(1)(2)	41	Director	2020
Alexandra Schiff(2)	43	Director	2020
Lauren Friedman Stat(1)	40	Director	2021
Eric Woersching(1)	40	Director	2022
_______________
(1)Member of Audit Committee
(2)Member of Compensation, Nominating & Governance Committee

Nominees for Director
Alexander Karp. Mr. Karp is one of our co-founders and has served in various positions with us since co-founding Palantir, most recently as our Chief Executive Officer (“CEO”), and has served as a member of our Board of Directors since 2003. Mr. Karp holds a B.A. from Haverford College, a J.D. from Stanford Law School, and a Ph.D. from Goethe University in Frankfurt, Germany.
Mr. Karp has been selected to serve on our Board of Directors because of the perspective and experience he brings as our CEO and as one of our co-founders.
Stephen Cohen. Mr. Cohen is one of our co-founders and has served in various positions with us since co-founding Palantir, most recently as our President and Secretary, and as a member of our Board of Directors since 2005. Mr. Cohen holds a B.S. in Computer Science from Stanford University.
Mr. Cohen has been selected to serve on our Board of Directors because of the perspective and experience he brings as an officer and as one of our co-founders.
Peter Thiel. Mr. Thiel is one of our co-founders and has served as the Chairman of our Board of Directors since 2003. He has served as president of Thiel Capital, an investment firm, since 2011 and as a partner of Founders Fund, a venture capital firm, since 2005. In 1998, Mr. Thiel co-founded PayPal, Inc., an online payment company, where he served as Chief Executive Officer, President, and Chairman of its Board of Directors from 2000 until its acquisition by eBay in 2002. Mr. Thiel previously served on the board of directors of Meta Platforms, Inc., a technology company, from 2005 to 2022 and on the board of directors of AbCellera Biologics Inc., a biotechnology company, from 2020 to 2024. Mr. Thiel holds a B.A. in Philosophy from Stanford University and a J.D. from Stanford Law School.
Mr. Thiel has been selected to serve on our Board of Directors due to his leadership and experience as an entrepreneur and venture capitalist and as one of our co-founders.

Alexander Moore. Mr. Moore has served as a member of our Board of Directors since July 2020. Mr. Moore initially joined us in February 2005 as one of the founding employees and served as our director of operations until March 2010. In February 2013, Mr. Moore co-founded NodePrime, a cloud automation company, where he served as Chief Operating Officer until its acquisition by Ericsson in April 2016. In May 2017, he joined 8VC, a venture capital fund, where he currently serves as partner. Mr. Moore holds a B.A. in Economics from Stanford University.
Mr. Moore has been selected to serve on our Board of Directors due to the perspective and experience he brings as an entrepreneur and venture capitalist and as one of our founding employees.
Alexandra Schiff. Ms. Schiff has served as a member of our Board of Directors since July 2020. Ms. Schiff worked as a reporter for The Wall Street Journal from June 2004 to March 2005 and April 2013 to June 2020. From 2006 to 2009, she served as a staff writer and then contributing editor at Condé Nast Portfolio, a magazine that was formerly part of Condé Nast, a global media company. She has written for publications including The New York Times, Vanity Fair, and Bloomberg Businessweek. She is currently working on her second book for Simon & Schuster. Ms. Schiff holds a B.A. in English from Duke University.
Ms. Schiff has been selected to serve on our Board of Directors due to her business acumen and the unique perspectives she brings as a journalist.
Lauren Friedman Stat. Ms. Stat has served as a member of our Board of Directors since January 2021. Ms. Stat brings a wide range of business and leadership experience, with over two decades of experience in healthcare and technology. Ms. Stat was a senior advisor to Fortune 100 companies during her 15 years of experience at Accenture, from October 2005 to January 2021.
Ms. Stat has served as an advisor, through her consulting firm, and on the board of directors of, health and software technology companies, as well as a non-profit healthcare organization. Ms. Stat served as Fractional Chief Administration Officer at Friendly Force, a satellite communications technology company, from December 2021 to December 2022, and now serves as an advisor. She also served as an Executive in Residence for Notley, a social impact community and venture organization, from June 2021 to June 2022. Ms. Stat has served as Managing Member and Chief Executive Officer of Figa Jewelry, a 3D printed jewelry company, since July 2022. She holds a B.S. in Science, Technology, and Society with a dual concentration in Math and Chemistry from Stanford University.
Ms. Stat has been selected to serve on our Board of Directors due to her wide range of business and leadership experience, including leadership of sales pursuits, management of global operations, and responsibility for the growth and profitability of a segment of business.
Eric Woersching. Mr. Woersching has served as a member of our Board of Directors since June 2022. Mr. Woersching currently serves as a private consultant for early stage software companies, where he focuses on corporate strategy, FP&A, analytics, operations and executive recruiting. From 2020 to 2022, Mr. Woersching served as the Vice President of Revenue Operations at EasyPost, where he was responsible for analytics, operations and corporate strategy, and Senior Advisor to the CEO, where he focused on corporate development, M&A and fundraising. From 2017 to 2019, Mr. Woersching was a general partner at Initialized Capital, a venture capital firm, where he served on the board of directors of several private technology companies. He holds both a B.S. and M.S. in Electrical Engineering from Stanford University and is a Chartered Financial Analyst.
Mr. Woersching has been selected to serve on our Board of Directors due to his financial expertise and his experience as a venture capitalist, his experience as a director of private technology companies, and his operational experience at multiple technology companies.
Director Independence
Our Class A common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board consisting of a majority of independent directors as determined affirmatively by our Board of Directors. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our Audit and Compensation, Nominating & Governance Committees be independent.

Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and NYSE listing rules applicable to Audit Committee members. Compensation, Nominating & Governance Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to members of compensation committees.
Our Board of Directors has undertaken a review of the independence of our directors. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has determined that each of Messrs. Moore and Woersching and Mses. Schiff and Stat do not have any material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE.
In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with Palantir and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
There are no family relationships among any of our directors or executive officers.
Leadership Structure of our Board of Directors
Our corporate governance framework provides our Board of Directors flexibility to determine the appropriate leadership structure for Palantir, and whether the roles of chairperson and CEO should be separated or combined. In making this determination, our Board of Directors considers many factors, including the needs of the business, our Board of Directors’ assessment of its leadership needs from time to time, and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.
Our Board of Directors believes that it is currently appropriate to separate the roles of chairperson and CEO. The CEO is responsible for day-to-day leadership, while our chairperson ensures that our Board of Directors’ time and attention is focused on providing oversight of management and matters critical to Palantir. Our Board of Directors believes that Mr. Thiel’s deep knowledge of Palantir and Palantir’s industry, as well as strong leadership and governance experience, enable Mr. Thiel to lead our Board of Directors effectively.
Role of Board of Directors in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board of Directors reviews strategic and operational risks, including cybersecurity risks, in the context of discussions, question and answer sessions, periodic briefings provided by the management team regarding certain risks and activities, and reports from the management team at each regular Board of Directors meeting, receives reports on all significant committee activities at each regular Board of Directors meeting, and evaluates the risks inherent in significant transactions. Our Board of Directors and its committees also regularly consult with outside advisors, including our independent auditors, legal counsel and our compensation consultant regarding market risk trends and potential operational risks.
In addition, our Board of Directors has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation, Nominating & Governance Committee assesses risks relating to our executive compensation plans and arrangements and assesses risks relating to our corporate governance practices, the performance of our Board of Directors, and the composition of our Board of Directors.
Our Board of Directors believes its current leadership structure supports the risk oversight function of the Board of Directors.

Committees of our Board of Directors
Our Board of Directors has established the following standing committees: Audit Committee and Compensation, Nominating & Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below.
Audit Committee
The current members of our Audit Committee are Messrs. Moore and Woersching and Ms. Stat. Mr. Woersching is the chairperson of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for independence of Audit Committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our Board of Directors has determined that Mr. Woersching is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee is responsible for, among other things:
•selecting the independent registered public accounting firm to audit our financial statements;
•supervising and evaluating the performance of our independent registered public accounting firm;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•developing procedures to enable submission of anonymous concerns about accounting or auditing matters;
•considering the adequacy of our internal accounting controls and audit procedures;
•reviewing related party transactions;
•reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements;
•overseeing our major risk exposures and the steps management has taken to monitor and control such exposures, and assisting our Board of Directors in overseeing the risk management of Palantir;
•pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
•overseeing our internal audit function.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at https://investors.palantir.com/governance/governance-documents. During 2023, our Audit Committee held five meetings.
Compensation, Nominating & Governance Committee
The current members of our Compensation, Nominating & Governance Committee are Mr. Moore and Ms. Schiff. Our Board of Directors has determined that each member of our Compensation, Nominating & Governance Committee meets the requirements for independence for Compensation, Nominating & Governance Committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the Compensation, Nominating & Governance Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Compensation, Nominating & Governance Committee is responsible for, among other things:
•evaluating the performance of our executive officers;
•evaluating, recommending, approving, and reviewing executive officer compensation arrangements, plans, policies, and programs maintained by us;
•administering our cash-based and equity-based compensation plans;
•considering and making recommendations regarding non-employee director compensation;
•considering and making recommendations to our Board of Directors regarding its remaining responsibilities relating to executive compensation;

•reviewing with management our major compensation-related risk exposures and the steps management has taken or should consider to monitor or mitigate such exposures;
•reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, and other characteristics of members of our Board of Directors and its committees, as well as our director nomination and committee appointment processes;
•identifying, evaluating, and recommending potential candidates for nomination to and membership on our Board of Directors and certain of its committees;
•monitoring succession planning for certain of our key executives;
•developing and recommending corporate governance guidelines and policies;
•reviewing, assessing, and considering our major corporate governance-related risk exposures, monitoring compliance with our corporate governance guidelines, and recommending any proposed amendments to the Board of Directors;
•overseeing the annual self-evaluation process for our Board of Directors and committees thereof;
•reviewing, adopting, amending, terminating, and administering our clawback policies, if and as our Compensation, Nominating & Governance Committee determines to be necessary or appropriate, or as required by applicable law;
•reviewing and assessing compliance with the code of conduct, and reviewing and granting proposed waivers of the code of conduct for executive officers; and
•advising our Board of Directors on corporate governance matters and Board of Directors performance matters, including recommendations regarding the size, structure, and composition of our Board of Directors and committees thereof.
Our Compensation, Nominating & Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation, Nominating & Governance Committee is available on our website at https://investors.palantir.com/governance/governance-documents. During 2023, our Compensation, Nominating & Governance Committee held five meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2023, our Board of Directors held five meetings, and each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. Four of our directors who then served on the Board of Directors virtually attended the 2023 annual meeting of our stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Such executive sessions will be led by independent directors, as determined by the independent directors during the session. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but not less than twice a year.
Compensation, Nominating & Governance Committee Interlocks and Insider Participation
During 2023, the members of our Compensation, Nominating & Governance Committee were Mr. Moore and Ms. Schiff. None of the members of our Compensation, Nominating & Governance Committee currently serves, or in the past year has served, as an officer or employee of Palantir. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity (other than our subsidiaries) that has one or more of its executive officers serving on our Board of Directors.
Considerations in Evaluating Director Nominees
The Compensation, Nominating & Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. The Compensation, Nominating & Governance Committee requires certain minimum qualifications to be satisfied by any nominee for a position on our Board of Directors, including but not limited to the highest personal and professional ethics and integrity and proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. In its evaluation of director candidates, including the current directors eligible for re-election, our Compensation, Nominating & Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors and other director qualifications. In addition, the Compensation, Nominating & Governance Committee considers the following qualifications in assessing director nominees including, without limitation, issues of character, integrity, judgment, corporate experience, diversity of experience, background, independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like, including as required by applicable laws, rules, and regulations. Our Board of Directors believes that our Board of Directors should be a diverse body, and the Compensation, Nominating & Governance Committee considers a broad range of perspectives, backgrounds, and experiences.
If our Compensation, Nominating & Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Compensation, Nominating & Governance Committee, Board of Directors, or management.
After completing its review and evaluation of director candidates, our Compensation, Nominating & Governance Committee recommends to our full Board of Directors the director nominees for selection. Our Compensation, Nominating & Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our Board of Directors has the final authority in determining the selection of director candidates for nomination to our Board of Directors.
Stockholder Recommendations and Nominations to our Board of Directors
Our Compensation, Nominating & Governance Committee will consider recommendations and nominations for candidates to our Board of Directors from stockholders holding at least one percent of our fully diluted capitalization continuously for at least twelve months prior to the date of the submission of the recommendation in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, all applicable company policies, and all applicable laws, rules, and regulations, including those promulgated by the SEC. Our Compensation, Nominating & Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines, and the director nominee criteria described above.
A stockholder that wants to recommend a candidate for election to our Board of Directors should direct the recommendation in writing by letter to Palantir Technologies Inc., attention of the Chief Revenue Officer and Chief Legal Officer, at 1200 17th Street, Floor 15, Denver, Colorado 80202. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us, and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board of Directors membership.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”

Communications with our Board of Directors
Stockholders and other interested parties wishing to communicate directly with our directors may do so by writing and sending the correspondence to our CRO and CLO or Legal Department by mail to our corporate headquarters at Palantir Technologies Inc., 1200 17th Street, Floor 15, Denver, Colorado 80202.
Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if our common stock is held by a nominee, the name and address of the beneficial owner of our common stock, or, if such party is not a stockholder, the name and address and other relevant contact information of such party, and (ii) if applicable, the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our CRO and CLO or Legal Department, in consultation with appropriate directors as necessary, shall review all incoming communications submitted in accordance with this policy (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material), and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the Chairman of the Board of Directors or the Lead Independent Director if there is not an independent Chairman of the Board of Directors and our Board of Directors has appointed a Lead Independent Director.
Our CRO and CLO or Legal Department may decide in the exercise of his, her, or its judgment whether a response to any communication is necessary and shall provide a report to the Compensation, Nominating & Governance Committee on a quarterly basis of any stockholder communications received to which the CRO and CLO or Legal Department has responded.
These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Corporate Governance Guidelines and Code of Conduct
Our Board of Directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board of Directors, and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a code of conduct that applies to all of our officers, directors, employees, contractors, and consultants, including our CEO, CFO, and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of conduct is posted on the investor relations page on our website at https://investors.palantir.com/governance/governance-documents. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act.
Director Compensation
Pursuant to our Outside Director Compensation Policy, in effect during fiscal year 2023, each non-employee director (or “outside director”) other than Mr. Thiel (each, a “Non-Founder Outside Director”) receives compensation for his or her service consisting of cash retainers and equity awards. Mr. Thiel does not receive compensation or benefits under the Outside Director Compensation Policy, other than potential reimbursement of expenses as described below. Our Board of Directors may amend, alter, suspend, or terminate the Outside Director Compensation Policy at any time and for any reason, provided that no such amendment, alteration, suspension, or termination will materially impair the rights of an outside director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed in writing between the outside director and us. The Outside Director Compensation Policy will be administered by our Board of Directors or a designated committee of our Board of Directors.

Cash Compensation
Pursuant to our Outside Director Compensation Policy, all Non-Founder Outside Directors serving as directors during our fiscal year ended December 31, 2023 (Messrs. Moore and Woersching, and Mses. Schiff and Stat) were paid cash compensation as set forth below.

2023 Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Audit Committee:
Additional retainer for Chairperson	25,000
Additional retainer for Non-Chairperson members	12,500
Compensation, Nominating & Governance Committee:
Additional retainer for Committee members	12,500
For clarity, each Non-Founder Outside Director who serves as the chairperson of a committee receives only the additional annual fee for services as the chair of the committee and not the additional annual fee for services as a member of the committee while serving as such chair.
Each annual cash retainer and additional annual fee will be paid quarterly in arrears on a prorated basis to each outside director who has served in the relevant capacity at any point during the immediately preceding fiscal quarter. Mr. Thiel does not receive any cash compensation under the Outside Director Compensation Policy.
Equity Compensation
Non-Founder Outside Directors are eligible to receive all types of awards other than incentive stock options under our 2020 Equity Incentive Plan (“2020 Plan”). Mr. Thiel does not receive any equity compensation under the Outside Director Compensation Policy and has not otherwise received any awards under the 2020 Plan to date. Pursuant to our Outside Director Compensation Policy, nondiscretionary, automatic grants of equity awards are made to our Non-Founder Outside Directors as follows:
•Initial Award. Each person who first becomes a Non-Founder Outside Director (either by election or appointment) will be granted an equity award on the first trading day on or after such individual first becomes a Non-Founder Outside Director consisting of restricted stock units (“RSUs”) with a value of $400,000, with any resulting fractional shares rounded down to the nearest whole share. If an individual was a member of our Board of Directors and also an employee, becoming a Non-Founder Outside Director due to termination of employment will not entitle the Non-Founder Outside Director to an initial award. Each such initial award will be scheduled to vest as follows: one-third of the shares subject to the initial award will be scheduled to vest on each of the one, two, and three year anniversaries of the date the individual first became a Non-Founder Outside Director, in each case subject to the Non-Founder Outside Director continuing to be a service provider through the applicable vesting date.
•Annual Award. Each Non-Founder Outside Director will be granted an award of RSUs on the first trading day immediately following each annual meeting of our stockholders with a value of $300,000, with any resulting fractional shares rounded down to the nearest whole share; provided that, if the date on which an individual first became a Non-Founder Outside Director occurred after the preceding annual meeting, this value of such Non-Founder Outside Director’s annual award will be prorated. Each annual award will be scheduled to vest on the earlier of (i) the one-year anniversary of the annual award’s grant date, or (ii) the day immediately before the date of the next annual meeting following the annual award’s grant date, in each case, subject to the Non-Founder Outside Director continuing to be a service provider through the applicable vesting date.
The “value” for the awards of RSUs described above means the grant date fair value determined in accordance with U.S. generally accepted accounting principles, or such other methodology as our Board of Directors or a designated committee of our Board of Directors may determine prior to the grant of the applicable award.
Pursuant to our Outside Director Compensation Policy, each Non-Founder Outside Director award is treated in accordance with our 2020 Plan, which provides that in the event of a change in control, all restrictions on any outside director’s outstanding awards will lapse, and all performance goals or other vesting requirements for his or her performance awards will be deemed achieved at 100% of target levels, and all other terms and conditions met.
Non-Founder Outside Directors also may be eligible to receive other compensation and benefits, as may be determined by our Board of Directors or a designated committee of our Board of Directors from time to time. In addition, each outside director, including Mr. Thiel, is entitled to be reimbursed for their reasonable, customary, and properly documented, out-of-pocket expenses in connection with service on our Board of Directors or any committee of our Board of Directors.
Pursuant to our Outside Director Compensation Policy, no Non-Founder Outside Director may be granted awards with values, and be provided any other compensation (including without limitation any cash retainers or fees) with amounts that, in any fiscal year, in the aggregate, exceed $750,000, provided that such amount is increased to $1,500,000 in the fiscal year in which the individual first becomes a Non-Founder Outside Director. Any awards or other compensation provided to an individual (a) for his or her services as an employee, or for his or her services as a consultant other than as a Non-Founder Outside Director, or (b) prior to the effective date of the Outside Director Compensation Policy, will be excluded for purposes of the foregoing limits.
The following table sets forth information regarding compensation earned by or paid to our outside directors during our fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Total ($)
Peter Thiel(2)	—	—	—
Alexander Moore(3)	65,000	299,999	364,999
Alexandra Schiff(3)	52,500	299,999	352,499
Lauren Friedman Stat(4)	52,500	299,999	352,499
Eric Woersching(5)	65,000	299,999	364,999
_______________
(1)Amounts represent the grant date fair value of such awards, calculated in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718. The assumptions that we used to calculate these amounts are discussed in the notes to our consolidated financial statements, which are included in the Form 10-K. As described in the notes to the Form 10-K referenced above, we determine the grant-date fair value of the RSUs as the fair market value of the common stock underlying the RSUs at the grant date. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.
(2)As of December 31, 2023, Mr. Thiel held no outstanding awards.
(3)As of December 31, 2023, each of the indicated directors held 57,499 outstanding RSUs. Each of their 2023 RSU awards consisted of the grant of their annual award in accordance with the Outside Director Compensation Policy.
(4)As of December 31, 2023, Ms. Stat held 25,431 outstanding RSUs. Ms. Stat’s 2023 RSU awards consisted of the grant of her annual award in accordance with the Outside Director Compensation Policy.
(5)As of December 31, 2023, Mr. Woersching held 49,630 outstanding RSUs. Mr. Woersching’s 2023 RSU awards consisted of the grant of his annual award in accordance with the Outside Director Compensation Policy.
Voting Structure and Arrangements
Multi-Class Common Stock
We have three series of common stock, Class A common stock, Class B common stock, and Class F common stock, which have different voting rights. Shares of Class A common stock have one vote per share. Shares of Class B common stock have ten votes per share. Subject to the Ownership Threshold (as defined below), shares of Class F common stock will generally have a number of votes per share that would cause the total votes of all shares of Class F common stock, together with other shares of Class A common stock and Class B common stock held by our Founders and their affiliates that are subject to the Founder Voting Agreement or are Designated Founders’ Excluded Shares, to equal 49.999999% of the voting power with respect to a matter. If the Ownership Threshold is not met, the shares of Class F common stock will have ten votes per share. In certain cases, however, even if the Ownership Threshold is met, if the voting power of shares of Class A common stock and Class B common stock held by the Founders or their affiliates that are subject to the Founder Voting Agreement or are Designated Founders’ Excluded Shares collectively equals greater than 49.999999% of the voting power with respect to a matter, then the Class F common stock will have zero votes with respect to such matter.

Founder Voting Trust
All shares of our Class F common stock are held in the Founder Voting Trust. So long as our Founders who are then party to the Founder Voting Agreement and certain of their affiliates collectively meet the Ownership Threshold on the applicable record date, then the Class F common stock, when taken together with all other shares subject to the Founder Voting Agreement and any Designated Founders’ Excluded Shares (as defined in our amended and restated certificate of incorporation and as described further below), will give our Founders the ability to control up to 49.999999% of the total voting power of our capital stock. The ownership threshold (defined in our amended and restated certificate of incorporation as the “Ownership Threshold”) is 100 million “Corporation Equity Securities,” as defined in our amended and restated certificate of incorporation, and is subject to reduction if a Founder withdraws from the Founder Voting Agreement. As of the record date for the annual meeting, the Ownership Threshold was satisfied.
Our amended and restated certificate of incorporation requires that, with respect to each matter that is submitted to a vote of our stockholders at the annual meeting, each of our Founders who is then party to the Founder Voting Agreement will, no later than three business days prior to the date of the annual meeting (the “Instruction Date”), deliver to our Secretary, the Trustee and each other Founder who is then party to the Founder Voting Agreement an instruction identifying how such Founder desires votes corresponding to the Class F common stock to be cast (which can include a vote of “withhold” or “abstain” that may not constitute a “vote” under the applicable voting standard required to approve the matter or elect the director nominee). All three Founders are currently party to the Founder Voting Agreement. Accordingly, to the extent that at least two Founder instructions contain the same instruction as to how the Class F common stock should be cast in respect of a matter, the shares of Class F common stock held in the Founder Voting Trust will be voted, as a whole, by the Trustee in the manner contained in such matching instructions with respect to such matter. Conversely, if no two voting instructions are the same with respect to a matter, the shares of Class F common stock held in the Founder Voting Trust will be voted, as a whole, in the following manner by the Trustee with respect to such matter: (i) in the case of a vote on a director nominee, as “withhold,” and (ii) in the case of the ratification of the appointment of our independent registered public accounting firm, as “abstain.” The Trustee will not exercise any voting discretion over the shares of Class F common stock held in the Founder Voting Trust.
Founder Voting Agreement
Our Founders are currently party to the Founder Voting Agreement. Under the terms of the Founder Voting Agreement, the shares subject to the Founder Voting Agreement will be voted with respect to a matter in the same manner in which the Trustee votes the shares of Class F common stock with respect to such matter. Pursuant to the terms of the Founder Voting Agreement, each Founder granted, and Mr. Thiel caused certain of his affiliates to grant, a proxy and power of attorney to the Grantee to vote, or to deliver or not deliver consents, as applicable, with respect to:
(1)any Corporation Equity Securities entitled to vote on a matter submitted to a vote of our stockholders (other than shares of Class F common stock) that are held or owned, directly or indirectly, by such Founder or such affiliate, if applicable, and for which such Founder or such affiliate either has (a) sole voting power or (b) shared voting power and the power and authority to grant, or to cause to be granted, a proxy and power of attorney with respect to such Corporation Equity Securities; and
(2)any other shares of our capital stock entitled to vote on a matter submitted to a vote of our stockholders (other than shares of Class F common stock) as volunteered by such Founder or such affiliate.
For each matter subject to a vote at the annual meeting, the Founder Voting Trust Agreement provides that the Trustee will notify the Grantee of how the Trustee will vote the shares of Class F common stock held in the Founder Voting Trust. Pursuant to the Founder Voting Agreement, the Grantee will vote all shares of our capital stock entitled to vote on such matter for which the Grantee has been granted a proxy and power of attorney in accordance with the Founder Voting Agreement and will take all necessary and appropriate action in order to ensure that all such shares are voted, as a whole, in the same manner as the shares of Class F common stock will be voted by the Trustee, as notified to the Grantee by the Trustee. If the Grantee has not received a vote notification from the Trustee, the Grantee will not vote any shares of our capital stock over which it has been granted a proxy and power of attorney under the Founder Voting Agreement.
Under our amended and restated certificate of incorporation, a Founder may designate as Designated Founders’ Excluded Shares a number of shares that would otherwise be required to be subject to the Founder Voting Agreement. A Founder’s Designated Founders’ Excluded Shares may be voted (or not voted) by the Founder or certain applicable affiliates of such Founder in his or their discretion, which may include a manner different than the voting power exercised in accordance with the decision of a majority of our Founders who are then party to the Founder Voting Agreement. Such Designated

Founders’ Excluded Shares also reduce the total voting power of the Class F common stock. Mr. Thiel has designated a portion of the shares of Class A common stock and Class B common stock beneficially owned by him and his affiliates as Designated Founders’ Excluded Shares. Accordingly, Mr. Thiel or his affiliates may vote or not vote such Designated Founders’ Excluded Shares in their discretion.
Information About Our Capital Stock
The following chart provides information regarding shares of our Class A common stock, Class B common stock, and Class F common stock outstanding as of the close of business on the record date and related information about the number of votes with respect to Proposals 1 and 2.

Number of Shares of Class A Common Stock and Class B Common Stock	2,130,436,065 shares of Class A common stock 95,553,958 shares of Class B common stock
Number of Votes Per Share of Class A Common Stock and Class B Common Stock	One vote per share of Class A common stock Ten votes per share of Class B common stock
Number of Aggregate Votes of Class A Common Stock and Class B Common Stock	3,085,975,645 votes
Number of Shares Subject to the Founder Voting Agreement	27,166,475 shares of Class A common stock 87,152,201 shares of Class B common stock
Number of Aggregate Votes of Class A Common Stock and Class B Common Stock Subject to the Founder Voting Agreement	898,688,485 votes
Number of DFES	91,683,912 shares of Class A common stock 2,962,961 shares of Class B common stock
Number of Aggregate Votes of the DFES	121,313,522 votes
Number of Shares Subject to the Founder Voting Agreement plus DFES (collectively, “Founder Shares”)	118,850,387 shares of Class A common stock 90,115,162 shares of Class B common stock
Number of Aggregate Votes of the Founder Shares	1,020,002,007 votes
Number of Shares Other than Founder Shares and Class F Shares (“Other Stockholder Shares”)	2,011,585,678 shares of Class A common stock 5,438,796 shares of Class B common stock
Number of Aggregate Votes of the Other Stockholder Shares	2,065,973,638 votes
Number of Aggregate Votes of the Class F Shares	With respect to Proposal 1: 1,045,971,548 votes With respect to Proposal 2: Between 0 and 1,045,971,548 votes
Number of Shares of Class F Common Stock	1,005,000 shares
Number of Votes Per Share of the Class F Common Stock	With respect to Proposal 1: Approximately 1,040.768 votes per share With respect to Proposal 2: Between 0 and approximately 1,040.768 votes per share

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven directors. At the annual meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal.
Nominees
Our Compensation, Nominating & Governance Committee has recommended, and our Board of Directors has approved, each of Messrs. Karp, Woersching, Moore, Thiel, and Cohen and Mses. Schiff and Stat as nominees for election as directors at the annual meeting. If elected, each of Messrs. Karp, Woersching, Moore, Thiel, and Cohen and Mses. Schiff and Stat will serve as a director until the next annual meeting and his or her respective successor is elected and qualified or until his or her earlier death, resignation, or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance—Nominees for Director.”
Each of Messrs. Karp, Woersching, Moore, Thiel, and Cohen and Mses. Schiff and Stat has agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2024. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2023.
At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of Palantir and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our Audit Committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2023 and December 31, 2022.

	2023 ($)	2022 ($)
Audit Fees(1)	5,464,233	5,246,061
Audit-Related Fees	—	—
Tax Fees(2)	46,350	121,911
All Other Fees(3)	7,200	29,790
Total Fees	5,517,783	5,397,762
_______________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, services in connection with the audit of our internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)“Tax Fees” consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include consultation on tax matters.
(3)“All Other Fees” consist of fees billed for products and services provided by the independent registered public accountants other than those disclosed above, which relate to subscription fees paid for access to online accounting research software applications.
Auditor Independence
In 2023, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee shall (i) review and approve, in advance, the scope and plans for the audit and the audit fees and (ii) generally approve in advance, in compliance with SEC rules and regulations, all non-audit and tax services to be performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Our Audit Committee has pre-approved all services performed by Ernst & Young LLP since the pre-approval policy was adopted.

Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board of Directors composed solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. This written charter is reviewed periodically for changes, as appropriate. With respect to Palantir’s financial reporting process, Palantir’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Palantir’s consolidated financial statements. Palantir’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Palantir’s consolidated financial statements and internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Palantir’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Palantir’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Eric Woersching (Chair)
Alexander Moore
Lauren Friedman Stat
This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Palantir under the Securities Act or the Exchange Act, except to the extent Palantir specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of April 11, 2024.

Name	Age	Position(s)

Alexander Karp	56	Co-Founder, Chief Executive Officer, and Director
Stephen Cohen	41	Co-Founder, President, Secretary, and Director
Shyam Sankar	42	Chief Technology Officer and Executive Vice President
David Glazer	40	Chief Financial Officer and Treasurer
Ryan Taylor	42	Chief Revenue Officer and Chief Legal Officer
For Messrs. Karp and Cohen’s biographies, please see the section titled “Board of Directors and Corporate Governance—Nominees for Director.”
Shyam Sankar. Mr. Sankar has served in various positions with us since 2006, most recently as our Chief Technology Officer (“CTO”) and Executive Vice President. Mr. Sankar holds a B.S. in Electrical and Computer Engineering from Cornell University and a M.S. in Management Science and Engineering from Stanford University.
David Glazer. Mr. Glazer has served in various positions with us since 2013, most recently as our CFO and Treasurer. Mr. Glazer holds a B.A. in History from Santa Clara University and a J.D. from Emory University School of Law.
Ryan Taylor. Mr. Taylor has served in various positions with us since 2010, most recently as our CRO and CLO. Mr. Taylor holds a B.S. in Computer Science and an M.S. in Management Science & Engineering from Stanford University, and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation for the following executive officers during the fiscal year ended December 31, 2023, which we refer to as our Named Executive Officers (“NEOs”):

Alexander Karp	Co-Founder, Chief Executive Officer, and Director

Stephen Cohen	Co-Founder, President, Secretary, and Director

Shyam Sankar(1)	Chief Technology Officer and Executive Vice President

David Glazer	Chief Financial Officer and Treasurer

Ryan Taylor(2)	Chief Revenue Officer and Chief Legal Officer
(1)In January 2023, our Board of Directors appointed Shyam Sankar as our CTO and Executive Vice President. During the period of 2023 prior to that appointment, Mr. Sankar served as our Chief Operating Officer and Executive Vice President (“COO”).
(2)In January 2023, our Board of Directors appointed Ryan Taylor as our CRO and CLO. During the period of 2023 prior to that appointment, Mr. Taylor served as our Chief Legal and Business Affairs Officer (“CLBAO”).
Executive Summary
Our fiscal year 2023 financial results showed year-over-year growth, including year-over-year revenue growth of 17% and four consecutive quarters of positive GAAP net income and GAAP income from operations. We look forward to carrying our momentum and profitability into 2024 and beyond.
We believe that our executive compensation program directly supports our business strategy and continues to help drive our success and retention of our NEOs. Our program is designed to attract and retain our leadership team in the highly competitive technology talent market while also motivating our executives and aligning their interests with those of our stockholders. In 2020, our Board of Directors or its committees designed award packages for all of our NEOs for navigating Palantir through the listing process and leading a public company, and in order to incentivize and retain them through the direct listing process, the critical early days as a public company, and into the years ahead.
We believed, and continue to believe, these outstanding awards effectively serve as a primary supporter of alignment between NEO incentives, our business objectives, and the interests of our stockholders in 2023, and that new equity grants to certain of our NEOs likely would need to be considered in 2024, given that certain NEOs would have completed vesting in their equity awards, and to continue such alignment into the future. In the second half of 2023, however, Mr. Taylor’s then current equity awards had largely fully vested. In an effort to retain and incentivize Mr. Taylor, and to reward him for his continued performance, on July 26, 2023, our Compensation, Nominating & Governance Committee granted Mr. Taylor an award of RSUs as discussed in more detail below. Other than Mr. Taylor’s RSU award, no additional equity incentive awards were made to our NEOs in 2021, 2022 or 2023.
Compensation Philosophy
Our executive compensation philosophy is shaped by a strong belief that competitiveness of pay opportunities alongside a long-term, performance-based pay orientation drives our success and returns for our stockholders. The objective of our executive compensation program is to attract, retain, and incentivize the most talented personnel who embody our mission and values, increase the competitiveness of our overall compensation program relative to other companies we compete with for such personnel, and incentivize them to work diligently to further our growth and profitability. We do this by designing programs that link executive compensation to overall company performance and the interests of our stockholders.
As our business evolves, we intend to continually evaluate our compensation programs, and we intend to review executive compensation in light of Palantir’s performance, macroeconomic and sector-specific developments, technology company pay practices, and other trends that may impact executive compensation. We will undertake future evaluations with the support of and input from outside executive compensation consultants and other relevant experts.

Our compensation philosophy is centered around the following principles:
•Competitiveness: we embrace the different facets of competitiveness—our employees are competitive in that they strive for excellence and measure themselves against goals and metrics of success. In order to retain this caliber of talent, we must provide competitive pay opportunities in a highly competitive talent market in the software and data analytics space.
•Long-term alignment: our main priority is the sustainable creation of long-term value for our stockholders and the retention of our top executives. Our executive compensation program is designed to retain our executives through equity awards that vest over an extended time period.
To further these principles, we adhere to the following corporate governance and compensation principles:
•Constitute our Compensation, Nominating & Governance Committee solely with independent directors;
•Provide a significant portion of compensation opportunities for NEOs in the form of equity awards that align the rewards to our NEOs with the interests of our stockholders;
•Review the alignment between pay practices and our performance;
•Engage an independent compensation advisor, who provides no other services to Palantir; and
•Encourage executives to trade through 10b5-1 plans.
Stockholder Advisory Vote on NEO Compensation
At our 2023 annual meeting of stockholders held in June 2023, we held our first advisory vote on the compensation of our NEOs (commonly known as a “say-on-pay” vote). Our stockholders approved, on an advisory basis, the compensation of our then-current NEOs. After giving effect to the voting power of the common stock (as generally described in the sections titled “Questions and Answers about the Proxy Materials and our Annual Meeting” and “Board of Directors and Corporate Governance—Voting Structure and Arrangements”), the number of votes cast for and against, and the number of abstentions and broker non-votes with respect to, this proposal were as follows: (i) for: 1,470,070,205; (ii) against: 65,382,345; (iii) abstained: 21,084,300; and (iv) broker non-votes: 477,894,790. Our Compensation, Nominating & Governance Committee considers the results of say-on-pay votes when making or recommending compensation decisions for our NEOs. Our Compensation, Nominating & Governance Committee has not made any changes to our executive compensation program specifically in response to the 2023 say-on-pay vote.
Consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding stockholder advisory vote on the frequency of future say-on-pay votes held at our 2021 annual meeting of stockholders, we intend to hold future say-on-pay votes every three years. Accordingly, our next say-on-pay vote will be conducted at our 2026 annual meeting of stockholders.
Our Compensation-Setting Process
Role of the Board of Directors and the Compensation, Nominating & Governance Committee
The Compensation, Nominating & Governance Committee oversees our executive compensation program, including the compensation of our CEO.
Role of Management
Members of management typically make recommendations to our Compensation, Nominating & Governance Committee, attend certain Compensation, Nominating & Governance Committee meetings, and are involved in the process for determining our NEOs’ compensation, provided that no member of management makes recommendations as to their own compensation or participates in Compensation, Nominating & Governance Committee deliberations about or determinations of their own compensation. Our Compensation, Nominating & Governance Committee considers management recommendations but is not required to follow any recommendations and may adjust compensation up or down as they determine in their discretion. The Compensation, Nominating & Governance Committee reviews the recommendations of management and other data in determining each NEO’s total compensation, as well as each individual pay component.

Role of the Compensation Consultant
The Compensation, Nominating & Governance Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Semler Brossy was originally engaged by the Board of Directors and its legacy committees in the spring of 2019. Throughout 2023, Semler Brossy supported the Compensation, Nominating & Governance Committee by providing guidance regarding the amount and types of compensation and structures of compensation programs and awards that we provide to our executives, input on how our compensation practices compare to the compensation practices of other similarly situated high-growth technology companies, and advice on other compensation-related matters. Currently, Semler Brossy reports directly to the Compensation, Nominating & Governance Committee, although Semler Brossy may meet with members of management for the purposes of gathering information and providing input on proposals that management may make to the Compensation, Nominating & Governance Committee. Semler Brossy is independent under applicable guidelines and does not provide any services to us other than the services provided to the Compensation, Nominating & Governance Committee.
Use of Comparative Market Data and Compensation Peer Group
In January 2023, our Compensation, Nominating & Governance Committee approved an executive compensation peer group developed with the assistance of Semler Brossy for anticipated use in connection with the Committee’s assessment of NEO compensation. Semler Brossy undertook a detailed review of the pool of U.S.-based publicly traded companies, taking into consideration direct relevance based on revenue, market capitalization, business fit, and drawing from similar talent pools.
Based upon this review, Semler Brossy recommended and our Compensation, Nominating & Governance Committee subsequently approved the following compensation peer group, consisting of 21* publicly traded technology companies. The companies comprising the compensation peer group were as follows:

Palo Alto Networks, Inc.	Paycom Software Inc.
Autodesk, Inc.	Snowflake Inc.
Cloudflare, Inc.	Splunk Inc.*
Coupa Software*	The Trade Desk, Inc.
CrowdStrike Holdings, Inc.	Twilio Inc.
Datadog, Inc.	UiPath Inc.
DocuSign, Inc.	Unity Software Inc.
Fortinet, Inc.	VMware, Inc.*
HubSpot, Inc.	Workday, Inc.
MongoDB, Inc.	Zscaler, Inc.
Okta, Inc.
*Coupa Software was acquired by Thoma Bravo in February 2023, VMware, Inc. was acquired by Broadcom Inc. in November 2023, and Splunk Inc. was acquired by
Cisco Systems, Inc. in March 2024.
This compensation peer group was considered by our Compensation, Nominating & Governance Committee as one reference point in determining the appropriateness of Mr. Taylor’s RSU award. Except for Mr. Taylor’s RSU award, no equity incentive grants were made to NEOs in 2023 and no changes were made to 2023 NEO base salaries.
We believe that review of peer group data is one meaningful market reference for NEO pay levels and incentive design practices, which can potentially be useful to our Compensation, Nominating & Governance Committee in considering compensation in light of the competition for talent among our peers as we move forward as a public company. However, we recognize that peer group data is necessarily an imperfect tool for determining compensation, and that our business circumstances, strategy and performance, talent retention needs, and short and long-term incentive strategies may result in compensation program designs that are quite different from that of our peers. As a result, while in the future we expect to consider peer group data as an input, our Compensation, Nominating & Governance Committee does not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, based upon benchmarking to a peer or other representative group of companies.

Elements of Executive Pay and 2023 Compensation
Base Salary and Bonuses
As part of our compensation packages, we provide a base salary to our NEOs. Consistent with our historical practice, a portion of each NEO’s base salary is paid in bi-monthly installments and a portion in either bi-monthly or quarterly installments as an additional stipend. With respect to Mr. Karp, approximately 72.6% of his total base salary is in the form of a travel stipend, which is paid to him in quarterly installments. We did not provide any bonuses to our NEOs related to their 2023 service. Cash compensation has not been, nor have we intended it to be, the most significant form of compensation for our NEOs. Descriptions of additional compensatory arrangements and values are described in further detail in the Fiscal 2023 Summary Compensation Table.
Equity Compensation
For NEOs other than Mr. Taylor, we believe the outstanding equity awards held by our NEOs continued to support the retention of our NEOs and fostered their alignment with our stockholders during 2023, and as such, no new equity incentive grants were made to our other NEOs in 2023. In the second half of 2023, however, Mr. Taylor’s then current equity awards had largely fully vested. In an effort to retain and incentivize Mr. Taylor, and to reward him for his continued performance, on July 26, 2023, our Compensation, Nominating & Governance Committee granted Mr. Taylor an award of RSUs as discussed in more detail below.
In July 2023, our Compensation, Nominating & Governance Committee worked closely with its compensation consultant Semler Brossy to assess the appropriate compensation structure and sizing for Mr. Taylor in connection with his role as CRO and CLO, taking into account previous individual equity grants made to Mr. Taylor which had either fully vested at the time of the Compensation, Nominating & Governance Committee’s consideration and approval of the new grant described below or would vest prior to the end of 2023. Mr. Taylor is a key member of our executive team and we were concerned that having him hold no unvested equity potentially jeopardized our ability to retain him. While our Compensation, Nominating & Governance Committee expected to take time at a future date to consider and develop a broader scale equity program for our NEOs for 2024, when other NEOs would also hold no unvested equity, they recognized that it was important to take interim steps to ensure that Mr. Taylor’s overall compensation provided adequate retention incentives in the shorter term and also continued to align with our long-term compensation philosophy.
The Compensation, Nominating & Governance Committee determined that a new equity award to Mr. Taylor was appropriate to provide a relatively shorter-term retention “bridge” to any future NEO equity compensation programs the Compensation, Nominating & Governance Committee anticipated considering for 2024 and beyond, and to maintain competitive compensation for Mr. Taylor through the then-current fiscal year. In contemplating the appropriate design for Mr. Taylor’s award, our Compensation, Nominating & Governance Committee worked with Semler Brossy to consider retention goals, the need to retain alignment of Mr. Taylor’s incentives with those of our stockholders, and the desire to provide a calibrated and competitive award that reflects the hybrid and multifaceted role that the CRO and CLO occupies for us. Based on these considerations, and after analysis and guidance from Semler Brossy, our Compensation, Nominating & Governance Committee granted Mr. Taylor RSUs covering 369,067 shares of our Class A common stock in order for Mr. Taylor to continue to have substantially similar RSU vesting from a share perspective as the prior two years. In keeping with our goal of near-term retention while maintaining alignment with our emphasis on longer-term value creation, Mr. Taylor’s RSU award included both a service-based vesting schedule as well as additional share transfer restrictions. Specifically, to meet our retention goals, Mr. Taylor’s RSU award was structured to vest as to 50% of the total RSUs subject to the award on August 20, 2023, and the remaining 50% on November 20, 2023, based on Mr. Taylor’s continued service, and, as an additional term of this RSU award, Mr. Taylor was restricted from selling or otherwise transferring the vested shares for 9 months following their applicable vesting dates (other than shares sold to cover tax withholdings and related fees). In order to provide context for the Compensation, Nominating & Governance Committee’s compensation decisions related to our NEOs in 2023, details on outstanding awards granted prior to 2023 are provided in summary fashion below, with additional detail on vesting provisions found in the Outstanding Equity Awards at Fiscal Year End Table and under the section of this Proxy Statement entitled “Change in Control Provisions Under 2020 Executive Equity Awards.”
Specifically, as described in the Compensation Discussion and Analysis section of our proxy statement for our 2021 annual meeting of stockholders (the “2021 CD&A”), in July 2020, our CEO, President, and our then-COO (now CTO) were granted out-of-the-money options (the “Executive Options”) and RSUs (the “Executive RSUs”) to balance the need to retain these executives over the long-term and the desire to tie their compensation to our long-term performance and success. The Executive Options and Executive RSUs contain certain provisions for partial acceleration in connection with a change in control of Palantir, which were implemented to strongly incentivize the NEOs to appropriately consider Palantir change in control scenarios that are in the best interests of our stockholders, while neither excessively encouraging nor discouraging the pursuit of these transactions.
Similarly, as described in the 2021 CD&A, in August 2020, our CFO and then-CLBAO (now CRO and CLO) were granted RSUs intended to both retain and motivate them over the next several years. The vesting of the remainder of Mr. Glazer’s 2020 RSU award is back-loaded, such that a larger portion vested in 2023 as compared to 2020, 2021, and 2022, to encourage his retention and the successful execution of our strategic growth plan. The RSUs granted to Messrs. Glazer and Taylor in 2020 did not contain special acceleration of vesting features, but are subject to the change in control acceleration provisions of our 2010 Equity Incentive Plan, which was our primary pre-listing equity incentive plan.
Benefits
Our NEOs have the opportunity to participate in the same benefits programs offered to all employees. In addition, our NEOs are provided additional benefits related to tax services, and are provided additional umbrella liability insurance coverage. Furthermore, during 2023, certain of our executives were provided additional security-related benefits including private use of corporate aircraft and certain security services. We believe that the perquisites provided to our NEOs are appropriate given the use of similar benefits at software and data analytics companies of comparable size and with similarly high public profiles and that the perquisites serve Palantir’s interests by ensuring the safety of our key executives and our proprietary data. The security-related benefits provided to our CEO result from a bona-fide business-related security concern given the nature of our business and his leadership role at Palantir. The security-related benefits are regularly reviewed by third parties to determine if the benefits provided are consistent with those necessitated by the business-related security concern.
Due to the high profile nature of our CEO’s work for us, we will provide Mr. Karp with security continuation support (“Continuation Support”) following the termination of his employment with us, if his employment is terminated under certain conditions and he executes a separation agreement and release of claims. This Continuation Support generally will consist of the continuation of his security program as in effect immediately prior to Mr. Karp’s termination for a specified period of time (which length will depend on whether the termination is an involuntary, voluntary, or other termination), plus additional payments sufficient to make the security continuation and such additional payments tax neutral to Mr. Karp. We offered Continuation Support to Mr. Karp, in part, because the risks that he faces as a result of his high-profile work on behalf of and association with Palantir are reasonably expected to continue following any termination of his employment.
Other Compensation Information
Post-Employment Compensation
The post-employment compensation terms for key executives are designed to ensure that a change in control only occurs when there is benefit to stockholders. Other than the termination provisions described above related to the equity awards granted to our NEOs and the post-termination security continuation arrangements with Mr. Karp, we have not entered into severance or change in control arrangements with our NEOs. We may consider doing so in the future if we believe it to be important to the continued retention and focus of our NEOs.
Accounting and Tax Consideration Treatment
The Compensation, Nominating & Governance Committee generally takes into consideration the tax implications to Palantir of our NEO compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the IRC.
While our Compensation, Nominating & Governance Committee may consider the deductibility of equity awards and cash and other compensation as one factor in determining executive compensation, the Compensation, Nominating & Governance Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

In addition to considering the tax consequences, our Compensation, Nominating & Governance Committee generally considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Hedging and Pledging Policies; Compensation Recovery Policy
We have implemented a policy that prohibits hedging by our NEOs. In addition, our NEOs are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account, subject to certain limited potential exceptions with respect to members of our Board of Directors and our CEO.
In October 2023, we adopted a Compensation Recovery Policy (“Clawback Policy”) in accordance with SEC and NYSE requirements. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, as further described in the Clawback Policy, whether or not the executive officer was at fault for the restatement, in accordance with SEC and NYSE requirements. Our 2020 Plan provides that awards granted under it will be subject to recoupment under any clawback policy that Palantir is required to adopt pursuant to applicable law, which now includes the Clawback Policy, and the 2020 Plan also allows us to impose such other clawback provisions to future equity awards as we deem appropriate.
Compensation, Nominating & Governance Committee Report
The Compensation, Nominating & Governance Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation, Nominating & Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Palantir’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation, Nominating & Governance Committee

Alexander Moore

Alexandra Schiff
Compensation and Risk
Our Compensation, Nominating & Governance Committee reviews and discusses with management the risks arising from our compensation philosophy and practices generally applicable to our employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks.
In addition, our Compensation, Nominating & Governance Committee engaged Semler Brossy to independently conduct a risk assessment of our general compensation policies and practices and related mitigation controls. After consideration of the findings of this assessment and its discussions with management, our Compensation, Nominating & Governance Committee concluded that our compensation policies and practices are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Fiscal 2023 Summary Compensation Table
The following table presents information regarding the compensation awarded to, earned by and paid to each individual who served as one of our named executive officers during the fiscal years ended December 31, 2021, 2022 and 2023.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Alexander Karp Chief Executive Officer	2023	1,101,637		—	2,396,560	(2)	3,498,197
	2022	1,101,637		—	4,390,966		5,492,603
	2021	1,101,637		—	3,381,977		4,483,614
Stephen Cohen President & Secretary	2023	273,636		—	83,653	(3)	357,289
	2022	273,636		—	310,269		583,905
	2021	1,229,461	(4)	—	699,406		1,928,867
Shyam Sankar Chief Technology Officer & Executive Vice President	2023	509,419		—	122,761	(5)	632,180
	2022	509,419		—	137,453		646,872
	2021	509,419		—	189,268		698,687
David Glazer Chief Financial Officer & Treasurer	2023	450,200		—	24,555	(6)	474,755
	2022	450,200		—	23,640		473,840
	2021	450,200		—	25,522		475,722
Ryan Taylor Chief Revenue Officer and Chief Legal Officer	2023	437,925		5,085,743	26,355	(7)	5,550,023
	2022	437,925		—	25,440		463,365
	2021	437,925		—	24,890		462,815
_______________
(1)This column reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of the RSUs granted to our NEOs. The assumptions used in the valuation of these awards are described in the notes to our consolidated financial statements, which are included in the Form 10-K. As described in the notes to the Form 10-K, we generally estimate the grant date fair value of time-based RSU awards based on the closing market price of our Class A common stock on the date of grant; for time-based RSU awards subject to transfer restrictions, the estimated grant date fair value is adjusted to account for those restrictions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our NEOs.
(2)The amount reported includes (i) costs related to the provision of personal tax services in the amount of $363,000, (ii) costs related to the provision of additional umbrella liability insurance coverage in the amount of $78,980, (iii) approximately $1,299,766 in costs related to personal security services provided pursuant to an overall security program based on an independent security study, with such costs being calculated based on an allocation of total costs incurred by Palantir attributable to personal use of the security services, and (iv) approximately $654,813 in costs related to the use of chartered aircraft pursuant to the security program noted above incurred in connection with personal travel, with such costs representing actual costs incurred by Palantir. No tax-gross-ups were paid to Mr. Karp with respect to any of his 2023 compensation.
(3)The amount reported includes (i) costs related to the provision of personal tax services in the amount of $75,198, and (ii) costs related to the provision of additional umbrella liability insurance coverage in the amount of $8,455. No tax-gross-ups were paid to Mr. Cohen with respect to any of his 2023 compensation.
(4)A portion of the disclosed amount relates to a compensation adjustment, as described in our proxy statements for our annual meetings of stockholders in 2022 and 2021.
(5)The amount reported includes (i) costs related to the provision of personal tax services in the amount of $114,306, and (ii) costs related to the provision of additional umbrella liability insurance coverage in the amount of $8,455. No tax-gross-ups were paid to Mr. Sankar with respect to any of his 2023 compensation.
(6)The amount reported includes (i) a stipend related to personal tax services in the amount of $16,100 and (ii) costs related to the provision of additional umbrella liability insurance coverage in the amount of $8,455. No tax-gross-ups were paid to Mr. Glazer with respect to any of his 2023 compensation.
(7)The amount reported includes (i) a stipend related to personal tax services in the amount of $17,900 and (ii) costs related to the provision of additional umbrella liability insurance coverage in the amount of $8,455. No tax-gross-ups were paid to Mr. Taylor with respect to any of his 2023 compensation.

Fiscal 2023 Grants of Plan-Based Awards
The following table sets forth certain information with respect to all plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2023.

Name	Grant Date		All Other Stock Awards: Number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Ryan Taylor	07/26/2023	(2)	369,067	5,085,743
_______________
(1)Amounts represent the grant date fair value computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in the Form 10-K, with the grant date fair value of time-based RSU awards subject to transfer restrictions adjusted to account for such restrictions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by Mr. Taylor.
(2)Award of RSUs granted pursuant to the terms and conditions of our 2020 Plan and an RSU agreement thereunder. The RSUs comprising this award vested as to (i) 50% of the total award on August 20, 2023, and (ii) the remaining 50% on November 20, 2023. The shares settled at each vesting date or, if the vesting date was not a trading day, the trading day immediately following such vesting date. The award was no longer outstanding as of December 31, 2023.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding equity awards held by our named executive officers as of December 31, 2023. See “ —Potential Payments upon Termination or Change of Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Alexander Karp	08/06/2020	35,250,000	(2)	105,750,000	11.38	08/20/2032	—		—
	08/06/2020	—		—	—	—	26,325,000	(3)	452,000,250
	08/06/2020	—		—	—	—	2,925,000	(4)	50,222,250
Stephen Cohen	06/09/2020	12,401,568	(5)	—	4.72	06/08/2030	—		—
	08/06/2020	6,750,000	(6)	6,750,000	11.38	08/20/2032	—		—
	08/06/2020	—		—	—	—	6,750,000	(7)	115,897,500
Shyam Sankar	06/04/2020	537,288	(5)	—	4.72	06/03/2030	—		—
	08/06/2020	3,750,000	(6)	3,750,000	11.38	08/20/2032	—		—
	08/06/2020	—		—	—	—	3,750,000	(7)	64,387,500
David Glazer	06/04/2020	1,479,169	(8)	—	4.72	06/03/2030	—		—
Ryan Taylor	06/04/2020	1,535,504	(8)	—	4.72	06/03/2030	—		—
_______________
(1)The market value is based on the closing price of our Class A common stock on December 29, 2023 of $17.17 per share.
(2)Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our Executive Equity Plan and a stock option agreement thereunder. The stock option vests in 40 equal quarterly installments beginning on August 20, 2021.
(3)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2010 Plan and an RSU agreement thereunder. The RSUs vest in 40 equal quarterly installments beginning on August 20, 2021.
(4)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our Executive Equity Plan and an RSU agreement thereunder. The RSUs vest in 40 equal quarterly installments beginning on August 20, 2021.
(5)Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our 2010 Plan and a stock option agreement thereunder. The shares subject to the stock option are fully vested and exercisable.
(6)Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our Executive Equity Plan and a stock option agreement thereunder. Each stock option vests in 20 equal quarterly installments beginning on August 20, 2021.
(7)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2010 Plan and an RSU agreement thereunder. The RSUs vest in 20 equal quarterly installments beginning on August 20, 2021.
(8)Amount reflects shares of our Class A common stock subject to stock options granted pursuant to the terms and conditions of our 2010 Plan and stock option agreements thereunder. The shares subject to the stock options are fully vested and exercisable.

Option Exercises and Stock Vested
The following table shows certain information concerning option exercises and value realized upon the exercise of stock options and the vesting of RSU grants by our named executive officers during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(3)
Alexander Karp	—	—	3,900,000	54,405,000
Stephen Cohen	—	—	2,700,000	37,665,000
Shyam Sankar	3,397,712	50,447,856	2,341,320	32,661,414
David Glazer	—	—	1,504,760	20,991,402
Ryan Taylor	—	—	650,000	10,198,015
_______________
(1)Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our Class A common stock at the time of exercise and the exercise price of the option.
(2)Reflects the gross number of shares acquired in connection with RSU vesting. A portion of RSU shares were automatically sold to cover tax withholding obligations incurred in connection with each vesting date, reducing the number of shares ultimately acquired by the individual.
(3)Reflects the product of the number of shares of stock vested multiplied by the closing price of our Class A common stock on the vesting date or, if the vesting date was not a trading day, by the closing price on the last trading day immediately preceding such vesting date.
Executive Compensation and Related Arrangements
Alexander Karp
Mr. Karp’s annual salary for the fiscal year ended December 31, 2023 was $1,101,637. Of this base salary, $800,000 is in the form of a travel stipend that is paid to Mr. Karp in quarterly installments.
Stephen Cohen
Mr. Cohen’s annual salary for the fiscal year ended December 31, 2023 was $273,636.
Shyam Sankar
Mr. Sankar’s annual salary for the fiscal year ended December 31, 2023 was $509,419.
David Glazer
Mr. Glazer’s annual salary for the fiscal year ended December 31, 2023 was $450,200.
Ryan Taylor
Mr. Taylor’s annual salary for the fiscal year ended December 31, 2023 was $437,925.
Potential Payments upon Termination or Change in Control
Post-Termination Arrangements
Mr. Karp entered into a Security Program Continuation Agreement with us dated June 5, 2019 (the “Security Continuation Agreement”), pursuant to which, if Mr. Karp’s employment is terminated under certain conditions and he executes a separation agreement and release of claims in a form reasonably satisfactory to Palantir, we will generally provide Mr. Karp with continuation support, consisting of continuation of his security program as in effect immediately prior to Mr. Karp’s termination, for a specified period of time, plus additional payments sufficient to make the continuation support and such additional payments tax neutral to Mr. Karp (collectively, “Continuation Support”).

The maximum specified period of time the Continuation Support will be provided, and the estimated value of such Continuation Support is as follows, provided that Mr. Karp may elect to continue the Continuation Support at his own expense under certain conditions (the value estimates set forth below are based on (a) our good faith estimates of the monthly security costs of Mr. Karp using recent utilization and expenditures as a guide and (b) the assumption that the security continuation would not constitute taxable income):
1.If Mr. Karp’s termination is an Involuntary Termination (as such term is defined in the Security Continuation Agreement), we will provide Mr. Karp with Continuation Support for up to 30 months following such termination (ending earlier upon Mr. Karp’s death or commencement or continuation of Competitor Service (as defined in the Security Continuation Agreement)). The estimated value of the security continuation for 30 months in the case of an Involuntary Termination is $13,500,000;
2.If Mr. Karp’s termination is a Voluntary Termination (as such term is defined in the Security Continuation Agreement), we will provide Mr. Karp with Continuation Support for up to 15 months following such termination (ending earlier upon Mr. Karp’s death or commencement or continuation of Competitor Service (as defined in the Security Continuation Agreement)). The estimated value of the security continuation for 15 months in the case of a Voluntary Termination is $6,750,000; and
3.If Mr. Karp’s termination is an Other Termination (as such term is defined in the Security Continuation Agreement), we will provide Mr. Karp with Continuation Support for up to one month following such termination (ending earlier upon Mr. Karp’s death or commencement or continuation of Competitor Service (as defined in the Security Continuation Agreement)). The estimated value of the security continuation for one month in the case of an Other Termination is $450,000.
Change in Control-Related Benefits
Change in Control Provisions Under 2020 Executive Equity Awards
On August 6, 2020, the awards of Executive RSUs under our 2010 Plan and Executive Equity Plan (referred to as “Executive RSU Awards”) and Executive Options covering shares of our Class B common stock were granted to Messrs. Karp, Cohen, and Sankar that contain the below-described provisions related to a change in control of Palantir. The Executive Options and Executive RSUs are as follows:

Named Executive Officer	Applicable Plan	Number of Shares of Class B Common Stock Covered by Award	Type of Award
Alexander Karp	Executive Equity Plan	141,000,000	Stock Option
	Executive Equity Plan	3,900,000	RSU Award
	2010 Plan	35,100,000	RSU Award
Stephen Cohen	Executive Equity Plan	13,500,000	Stock Option
	2010 Plan	13,500,000	RSU Award
Shyam Sankar	Executive Equity Plan	7,500,000	Stock Option
	2010 Plan	7,500,000	RSU Award
Each Executive Option has an exercise price of $11.38 per share and a term/expiration date of August 20, 2032. These options were out of the money as of the date of grant, as the fair market value of a share of our common stock at the date of grant was $7.60. Each Executive Option vests as follows: Subject to the applicable named executive officer continuing to be a service provider through each applicable date, (i) with respect to Mr. Karp, 2.5% of the shares subject to the Executive Option vested on August 20, 2021 and 2.5% vest quarterly thereafter, and (ii) with respect to Messrs. Cohen and Sankar, 5.0% of the shares subject to the Executive Option vested on August 20, 2021 and 5.0% vest quarterly thereafter.
Each Executive RSU Award vests upon the satisfaction of both a service-based and a performance-based vesting condition. The service-based vesting condition is satisfied, subject to the applicable named executive officer continuing to be a service provider through each applicable date, (i) with respect to Mr. Karp, as to 2.5% of the RSUs subject to the applicable Executive RSU Award on August 20, 2021 and 2.5% quarterly thereafter, and (ii) with respect to Messrs. Cohen and Sankar, as to 5.0% of the RSUs subject to the applicable Executive RSU Award on August 20, 2021 and 5.0% quarterly thereafter. The performance-based vesting condition for each Executive RSU Award was satisfied upon the occurrence of our direct listing in September 2020 and the applicable named executive officer’s remaining a service provider through immediately prior to that date.
If Palantir experiences a change in control (as defined in the Executive Equity Plan with respect to Executive Options, and as defined in the applicable award agreement with respect to Executive RSU Awards), and the named executive officer remains a service provider through immediately prior to such change in control, (A) with respect to Mr. Karp, pursuant to an amendment approved by our Compensation, Nominating & Governance Committee in January 2021, a number of the shares subject to each Executive Option and each Executive RSU Award will accelerate and fully vest immediately prior to such change in control equal to the greater of (x) 20% of the shares subject to the Executive Option or Executive RSU Award, as applicable, or (y) 50% of the then-unvested shares subject to the Executive Option or Executive RSU Award, as applicable, as of immediately prior to the application of such acceleration, and (B) with respect to Messrs. Cohen and Sankar, 40% of the shares subject to the applicable Executive Option and Executive RSU Award will accelerate and fully vest immediately prior to such change in control. In all cases, no more than 100% of the shares subject to an Executive Option or Executive RSU Award, as applicable, may vest. Prior to the January 2021 amendment of Mr. Karp’s Executive Option and Executive RSU Awards, each applicable award agreement related to these awards provided that 20% of the shares subject to the applicable Executive Option and Executive RSU Award would accelerate and fully vest immediately prior to such change in control, subject to his remaining a service provider as of immediately prior to the change in control.
In the event of a merger or change in control, pursuant to the 2010 Plan or Executive Equity Plan, as applicable, each Executive Option and Executive RSU Award will generally be treated as the administrator determines, including, without limitation, (i) that each award will be assumed or a substantially equivalent award substituted by the acquiring or succeeding corporation (or an affiliate thereof), (ii) that each award will terminate prior to the consummation of such merger or change in control, (iii) that each outstanding award will vest and become exercisable, (iv) that each award will be terminated in exchange for an amount of cash and/or property, or (v) any combination of the foregoing.
Unless the administrator determines otherwise, in the event of a merger or change in control in which the successor corporation does not assume or substitute for an Executive Option or Executive RSU Award (or portion thereof), the unvested award (or portion thereof) (after the application of the above acceleration of vesting provisions in the context of a change in control) will generally terminate immediately prior to such merger or change in control, and the administrator will notify the participant in writing or electronically that the vested shares subject to any Executive Option (or portion thereof) will be exercisable for a period of time determined by the administrator in its sole discretion and the vested Executive Option (or portion thereof) will terminate upon the expiration of such period without consideration to the participants. For Executive RSU Awards granted under the 2010 Plan, this provision overrides the 2010 Plan’s typical treatment of equity awards granted thereunder, which are described below under “Change in Control Provisions under the 2020 Plan, 2010 Plan, and Executive Equity Plan.”
Change in Control Provisions under the 2020 Plan, 2010 Plan, and Executive Equity Plan
2020 Equity Incentive Plan
Our 2020 Plan provides that in the event of a merger or change in control, as defined under our 2020 Plan, each outstanding award will be treated as the administrator determines, without a requirement to obtain a participant’s consent, including, without limitation, that such award will be continued by the successor corporation or a parent or subsidiary of the successor corporation. An award generally will be considered continued if, following the transaction, (i) the award gives the right to purchase or receive the consideration received in the transaction by holders of our shares or (ii) the award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been received upon the exercise or realization of the award at the closing of the transaction, which payment may be subject to any escrow applicable to holders of our Class A common stock in connection with the transaction or subjected to the award’s original vesting schedule. The administrator will not be required to treat all awards or portions thereof, the vested and unvested portions of an award, or all participants similarly.
In the event that a successor corporation or its parent or subsidiary does not continue an outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction, unless specifically provided for otherwise under the applicable award agreement or other written agreement with the participant. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not continued, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
With respect to awards granted to an outside director, in the event of a change in control, all of his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and RSUs will lapse, and all performance goals or other vesting requirements for his or her performance awards will be deemed achieved at 100% of target levels, and all other terms and conditions met.
Amended 2010 Equity Incentive Plan
Our 2010 Plan provides that in the event of a merger or change in control, as defined under our 2010 Plan, each outstanding award will be treated as the administrator determines, including, without limitation, (i) that each award will be assumed or a substantially equivalent award substituted by the acquiring or succeeding corporation (or an affiliate thereof), (ii) that each award will terminate prior to the consummation of such merger or change in control, (iii) that each outstanding award will vest and become exercisable, (iv) that each award will be terminated in exchange for an amount of cash and/or property, or (v) any combination of the foregoing. The administrator is not required to treat all awards similarly in the transaction.
Unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us (or our parent or subsidiaries, as applicable), in the event of a change in control, for each participant whose service as a service provider has not terminated as of, or immediately prior to, the effective time of the change in control, then, as of the effective time of such change in control, the vesting and exercisability of such participant’s award will be accelerated to the extent of 25% of the award. Additionally, if a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse, and for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us (or our parent or subsidiaries, as applicable). If an option or stock appreciation right is not assumed or substituted in the event of a change in control, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us (or our parent or subsidiaries, as applicable), the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
The provisions of the 2010 Plan described in the prior two paragraphs do not apply to the Executive RSU Awards granted under the 2010 Plan. A brief description of the provisions that apply to the Executive RSU Awards is described under “Change in Control Provisions Under 2020 Executive Equity Awards,” above.
2020 Executive Equity Incentive Plan
See “Change in Control Provisions Under 2020 Executive Equity Awards,” above, for a description of the treatment of our Executive Options and Executive RSUs, including those granted under our Executive Equity Plan, in connection with a merger or change in control.
The following table shows the potential payments and benefits that Palantir would be obligated to make or provide upon the occurrence of a change in control. For purposes of this table, it is assumed that a change in control occurred on December 31, 2023, the last day of our 2023 fiscal year, and each named executive officer remained a service provider through immediately before such change in control.
For a description of the treatment of the Executive Options and the Executive RSU Awards upon the consummation of a change in control under the terms of such awards (including a description of treatment of such awards if the awards are not assumed or substituted pursuant to such change in control), please see the section titled “Change in Control-Related Benefits—Change in Control Provisions under 2020 Executive Equity Awards.” For a description of the treatment of awards upon the consummation of a change in control under the terms of each of the Executive Equity Plan and the 2010 Plan that are not Executive Options and the Executive RSU Awards (including a description of treatment of such awards if the awards are not assumed or substituted pursuant to such change in control), with respect to awards granted under such plans, please see the section titled “Change in Control-Related Benefits—Change in Control Provisions under the 2020

Plan, 2010 Plan, and Executive Equity Plan.” The amounts in the table below are calculated on the assumption that the named executive officer remained a service provider through immediately before such change in control and that the awards were assumed or substituted by a successor in connection with the change in control.

Name	Executive Benefits and Payments Upon Termination or Change in Control	Change in Control ($)(1)
Alexander Karp	Restricted Stock Units	251,111,250	(2)
	Executive Equity Plan Option Grant	306,146,250	(2)
	TOTAL	557,257,500
Stephen Cohen	Restricted Stock Units	92,718,000	(3)
	Stock Options	31,266,000	(3)
	TOTAL	123,984,000
Shyam Sankar	Restricted Stock Units	51,510,000	(4)
	Stock Options	17,370,000	(4)
	TOTAL	68,880,000
David Glazer	Restricted Stock Units	—
	Stock Options	—
	TOTAL	—
Ryan Taylor	Restricted Stock Units	—
	Stock Options	—
	TOTAL	—
_______________
(1)The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration (calculated based on the descriptions in the below footnotes relating to each named executive officer in the table) by the closing price of our Class A common stock on December 29, 2023, which was $17.17. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option (calculated based on the descriptions in the below footnotes relating to each named executive officer in the table) by (y) the closing price per share on December 29, 2023 minus the applicable exercise price per share.
(2)Mr. Karp was granted an Executive RSU Award and an Executive Option under the Executive Equity Plan and an Executive RSU Award under the 2010 Plan. The amounts with respect to Mr. Karp’s Executive Option and Executive RSU Awards were calculated assuming that the number of shares subject to the Executive Option and each Executive RSU Award accelerates and fully vests immediately prior to such change in control equal to the greater of (x) 20% of the shares subject to the Executive Option or Executive RSU Award, as applicable, or (y) 50% of the then-unvested shares subject to the Executive Option or Executive RSU Award, as applicable, as of immediately prior to the application of such acceleration. As of December 31, 2023, 35,250,000 of Mr. Karp’s Executive Options and 9,750,000 of Mr. Karp’s Executive RSUs were vested, and therefore acceleration of 50% of the unvested portion of such awards was applied for purposes of this table.
(3)Mr. Cohen was granted an Executive Option under the Executive Equity Plan and an Executive RSU Award under the 2010 Plan. The amounts with respect to Mr. Cohen’s Executive Option and Executive RSU Award were calculated assuming an acceleration of 40% of each such award immediately prior to a change in control, in accordance with the terms of such awards.
(4)Mr. Sankar was granted an Executive Option under the Executive Equity Plan and an Executive RSU Award under the 2010 Plan. The amounts with respect to Mr. Sankar’s Executive Option and Executive RSU Award were calculated assuming an acceleration of 40% of each such award immediately prior to a change in control, in accordance with the terms of such awards.

Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities Underlying Outstanding Options, Restricted Stock Units Warrants and Other Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders
Amended 2010 Equity Incentive Plan(2)	154,179,368	4.78	—
2020 Equity Incentive Plan(3)	43,603,021	—	314,059,997
Equity compensation plans not approved by security holders
2020 Executive Equity Incentive Plan(4)	164,925,000	11.38	—
TOTAL	362,707,389		314,059,997
_______________
(1)RSUs, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.
(2)Our Board of Directors adopted, and our stockholders approved, the 2010 Plan. As a result of our direct listing and the adoption of the 2020 Plan, we no longer grant awards under the 2010 Plan; however, all outstanding awards issued pursuant to the 2010 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2020 Plan.
(3)Our 2020 Plan provides that the number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the least of (i) 250,000,000 shares, (ii) five percent of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the administrator of our 2020 Plan.
(4)A committee of our Board of Directors adopted our Executive Equity Plan in August 2020, which was adopted without stockholder approval prior to our direct listing. Subject to the adjustment provisions of the Executive Equity Plan, 165,900,000 shares of our Class B common stock were reserved for issuance pursuant to equity awards granted under the Executive Equity Plan. The Executive Equity Plan terminated on September 21, 2020 but continues to govern the terms and conditions of the outstanding awards previously granted under the Executive Equity Plan. The Executive Equity Plan permitted the grant of nonstatutory stock options and RSUs. As of December 31, 2023, options to purchase 162,000,000 shares of our Class B common stock (granted to Messrs. Karp, Cohen, and Sankar) and RSUs covering 2,925,000 shares of our Class B common stock (granted to Mr. Karp) were outstanding under the Executive Equity Plan. See “—2020 Executive Equity Awards” for a description of these awards, and “—Change in Control Provisions under the 2020 Plan, 2010 Plan, and Executive Equity Plan” for a description of the treatment of equity awards in the event of a merger or “change in control.” The Executive Equity Plan prohibits an exchange program whereby outstanding awards are surrendered or exchanged for new awards or cash, participants have the opportunity to transfer outstanding awards to a financial institution or other entity, or the exercise price of an outstanding award is reduced.
CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of our CEO and the total annual compensation of our median employee (other than our CEO). For our last completed fiscal year, which ended December 31, 2023.
•The CEO’s total annual compensation in 2023 was $3,498,197.
•The median employee’s total annual compensation in 2023 (as determined using the methodology described below) was $191,630.

•Based on the above, for fiscal 2023, the ratio of our CEO’s total annual compensation to the median employee total annual compensation was approximately 18.0 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act, and is based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratios. Accordingly, the pay ratios disclosed by other companies may not be comparable to our pay ratio as disclosed above.
We identified the median employee from among all of Palantir’s employees, excluding our CEO and including employees of Palantir’s consolidated subsidiaries. To identify our median employee, we used (i) total annual base pay, (ii) bonuses and cash incentives paid in fiscal year 2023, and (iii) the grant date fair value of equity awards made in fiscal year 2023 as our consistently applied compensation measure. We applied this measure to our eligible population as of December 31, 2023 (the “Determination Date”), and annualized base pay for employees that were not employed for the full year. Payments not made in U.S. dollars were converted to U.S. dollars using the exchange rate as of the Determination Date.
After identifying the median employee using this approach, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our named executive officers in the Fiscal 2023 Summary Compensation Table above. For our CEO, we used the amount reported in the “Total” column of the Fiscal 2023 Summary Compensation Table above.

PAY VERSUS PERFORMANCE
The following table sets forth information concerning the relationship between executive compensation actually paid and certain measures of our financial performance for the years ended December 31, 2023, 2022, 2021 and 2020 as determined in accordance with the requirements published by the SEC. For further information concerning our compensation philosophy, please see the section titled “Executive Compensation.” It is important to note that the “compensation actually paid” (“CAP”) numbers in the table below are computed based on SEC rules (including how to account for changes in the value of unvested equity) and in our case, are driven primarily by changes in our stock price. Our stock price growth during fiscal year 2023 resulted in approximately $24 billion of value created for our stockholders (over 100% growth) and because of this, and following SEC disclosure rules, the fiscal year 2023 CAP disclosed below has increased.
Pay vs. Performance Table

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)(7)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2023	$3,498,197	$1,099,624,082	$1,753,562	$65,371,598	$180.74	$170.48	$209,825
2022	$5,492,603	$(1,709,637,930)	$541,996	$(112,628,126)	$67.58	$108.01	$(373,705)
2021	$4,483,614	$(894,125,580)	$891,523	$(56,560,525)	$191.68	$150.42	$(520,379)
2020	$1,098,513,297	$3,868,940,075	$86,938,498	$316,157,985	$247.89	$111.81	$(1,166,391)
_______________
(1)The dollar amounts in this column are the amounts of total compensation reported for Mr. Karp (our Principal Executive Officer, who we refer to in this disclosure as our “CEO”) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)The dollar amounts in this column represent the amount of “compensation actually paid” to Mr. Karp. The term “compensation actually paid” or “CAP” does not reflect the amount of compensation actually paid, earned or received by him during the applicable year. Per relevant rules, Mr. Karp’s CAP was calculated by adjusting the Summary Compensation Table Total values for CEO for the applicable year in accordance with the adjustment table below:

Year	Reported Summary Compensation Table Total for CEO	Less: Reported Value of Equity Awards to CEO(a)	Add: Equity Award Adjustments to CEO(b)	Compensation Actually Paid to CEO
2023	$3,498,197	$0	$1,096,125,885	$1,099,624,082
2022	$5,492,603	$0	$(1,715,130,533)	$(1,709,637,930)
2021	$4,483,614	$0	$(898,609,194)	$(894,125,580)
2020	$1,098,513,297	$1,094,251,743	$3,864,678,521	$3,868,940,075
_______________
(a)The amounts in this column reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” column, as applicable, in the Summary Compensation Table for the applicable year for Mr. Karp. For the Summary Compensation Table pertaining to 2020, please see our proxy statement for our annual meeting of stockholders in 2023.
(b)The amounts deducted or added in calculating the total equity award adjustments in the above table are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year*	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value between End of Prior Year and Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$0	$998,016,075	$0	$98,109,810	$0	$0	$1,096,125,885
2022	$0	$(1,558,644,915)	$0	$(156,485,618)	$0	$0	$(1,715,130,533)
2021	$0	$(892,150,035)	$22,283	$(6,481,442)	$0	$0	$(898,609,194)
2020	$3,763,533,900	$86,971,813	$0	$14,172,808	$0	$0	$3,864,678,521
_______________
*    In accordance with the relevant rules, the fair values of unvested and outstanding equity awards to our NEOs (including Mr. Karp) were remeasured as of each vesting date and as of the end of each fiscal year during the years displayed in the table above. For options, the fair values as of each measurement date were determined using the Black-Scholes model, with assumptions and methodologies regarding volatility, dividend yield, and risk-free rates that are generally consistent with those used to estimate fair value at grant under US GAAP. The expected life of options as of each measurement date is estimated based on consideration of consistency with the original valuation assumptions for the grant, the circumstances of the grant at the measurement date, and other relevant factors under US GAAP. The resulting expected term assumptions ranged between 0.9 - 11.6 years for 2020, 0.5 – 11 years for 2021, 3.0 – 10.5 years for 2022 and 0.6 – 9.5 years for 2023. The range of estimates used in the fair value calculations are as follows: (i) for 2023, volatility between 62% - 69%, and risk-free rate between 3.6% - 5.4%; (ii) for 2022, volatility between 71% - 71.39%, and risk-free rate between 1.12% - 4.36%; (iii) for 2021, volatility at 71%, and risk-free rate between 0.04% - 1.58%; and (iv) for 2020, volatility at 71%, and risk-free rate between 0.1% - 1.68%. Since Palantir did not pay any dividends during the period from our direct listing through the end of fiscal year 2023, the dividend yield was set to 0% for all measurement dates. The vesting of the Growth Units granted on May 30, 2019 was based on a service requirement of 180 days post-our direct listing. As such, to account for the value of the growth units, the stock price of each measurement date post-our direct listing was used. For the RSUs, the value is based on Palantir’s stock price as of the measurement date, adjusted to account for the transfer restrictions, if any, that apply to the RSUs.
(3)The dollar amounts in this column represent the average of the amounts reported for our NEOs as a group (excluding Mr. Karp) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Karp) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Stephen Cohen, Shyam Sankar, David Glazer, Ryan Taylor, (ii) for 2022, Stephen Cohen, Shyam Sankar, David Glazer, Ryan Taylor, (iii) for 2021, Stephen Cohen, Shyam Sankar, David Glazer, Ryan Taylor; and (iv) for 2020, Stephen Cohen, Shyam Sankar, David Glazer, Ryan Taylor.
(4)The dollar amounts in this column represent the average CAP amount to the NEOs as a group (excluding Mr. Karp) determined under the same methodology described in (2) above. Per relevant rules, Average CAPs to Non-CEO NEOs were calculated by adjusting the Summary Compensation Table Total values for the applicable year in accordance with the adjustment table below:

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs	Less: Average Reported Value of Equity Awards for Non-CEO NEOs(a)	Add: Average Equity Award Adjustments for Non-CEO NEOs(b)	Average Compensation Actually Paid to Non-CEO NEOs
2023	$1,753,562	$1,271,436	$64,889,472	$65,371,598
2022	$541,996	$0	$(113,170,122)	$(112,628,126)
2021	$891,523	$0	$(57,452,048)	$(56,560,525)
2020	$86,938,498	$84,309,562	$313,529,049	$316,157,985
_______________
(a)The amounts in this column reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” column, as applicable, in the Summary Compensation Table for the applicable year for our NEOs as a group (excluding Mr. Karp). For the Summary Compensation Table pertaining to 2020, please see our proxy statement for our annual meeting of stockholders in 2023.
(b)The amounts deducted or added in calculating the total equity award adjustments in the above table are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value between End of Prior Year and Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year*	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$0	$45,187,013	$1,378,790	$18,323,670	$0	$0	$64,889,472
2022	$0	$(87,619,807)	$0	$(25,550,314)	$0	$0	$(113,170,122)
2021	$0	$(57,633,177)	$21,282	$159,848	$0	$0	$(57,452,048)
2020	$281,243,796	$17,362,574	$6,028,288	$8,894,391	$0	$0	$313,529,049
_______________
*    In June 2020, in connection with a broad-based repricing, certain underwater stock options of our Non-CEO NEOs were exchanged for new stock options with an exercise price equal to $4.72 per share and a new maximum term (“Option Exchange”), with all other terms remaining the same. For purposes of calculating the equity award adjustments shown in the table above, the incremental change in fair value recognized related to the Option Exchange is reflected in this column.
(5)The amounts in this column show changes over our past four fiscal years in the value of a hypothetical $100 (assuming reinvestment of dividends, but noting that for the period in question no dividends were paid) invested in Palantir’s common shares traded on the NYSE. For 2020, this reflects a change starting with the closing price on the day that Palantir’s common stock was first traded on the NYSE, which was September 30, 2020.
(6)The amounts in this column show changes over our past four fiscal years in the value of $100 (assuming reinvestment of dividends), invested in the S&P 500 Information Technology Index. For 2020, this reflects a change starting with the closing price on the day that Palantir’s common stock was first traded on the NYSE, which was September 30, 2020.
(7)The dollar amounts reported in this column represent the amount of net income (loss) reflected in Palantir’s audited financial statements for the applicable year.
Tabular List of Financial Performance Measures
The financial performance measure used in 2023 to link CAP to performance is our stock price, based on its impact on the value of equity-based awards granted prior to 2023, including awards granted as out-of-the-money options in 2020, which remained outstanding during part or all of 2023. Guidance issued under the relevant rules states that we cannot use stock price as our company selected measure; therefore, we have not listed a company selected measure in the pay versus performance table above.

Tabular List
Stock price
Description of Relationship Between the Information Presented in the Pay versus Performance Table
In accordance with the relevant rules, we are providing the following description of the relationships between the information presented in the Pay versus Performance table on CAP and each of cumulative total shareholder return (“TSR”) and net income (loss).

CAP and Cumulative TSR
CAP and Net Income (Loss)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 11, 2024, for:
•each of our named executive officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.
The amounts and percentages of Class A common stock, Class B common stock and Class F common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is considered to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security and under these rules, more than one person may be considered to be a beneficial owner of the same securities. We have deemed shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 11, 2024 assuming continued service through that period or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 11, 2024 assuming continued service through that period to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person, and we did not deem these shares to be outstanding or beneficially owned for the purpose of the calculation of percentage of votes (record date outstanding shares) in the table below. Unless otherwise indicated, the address of each beneficial owner is c/o Palantir Technologies Inc., 1200 17th Street, Floor 15, Denver, Colorado 80202.

	Shares Beneficially Owned
	Class A		Class B		Class F		Percentage of Votes (Record Date Outstanding Shares) %†
	Shares	%	Shares	%	Shares	%
Named Executive Officers and Directors:
Alexander Karp(1)	6,432,258	*	91,725,319	66.1	335,000	33.3	11.9	††
Stephen Cohen(2)	592	*	33,712,967	28.9	335,000	33.3	3.0	††
Shyam Sankar(3)	1,502,685	*	6,945,744	6.9	—	*	*
David Glazer(4)	1,297,351	*	—	*	—	*	*
Ryan Taylor(5)	1,620,802	*	130,484	*	—	*	*
Alexander Moore(6)	1,578,442	*	—	*	—	*	*
Alexandra Schiff(7)	149,706	*	10,000	*	—	*	*
Lauren Friedman Stat(8)	237,309	*	—	*	—	*	*
Peter Thiel(9)	112,417,537	5.3	29,128,444	30.5	335,000	33.3	9.8	††
Eric Woersching(10)	37,629	*	—	*	—	*	*
All executive officers and directors (10 persons)(11)	125,274,311	5.9	161,652,958	98.0	1,005,000	100.0	50.6	††
Greater than 5% Stockholders:
The Vanguard Group(12)	193,805,211	9.1	—	*	—	*	4.7
BlackRock, Inc.(13)	112,522,477	5.3	—	*	—	*	2.7
Founder Voting Control:
Shares subject to the Founder Voting Agreement(14)	27,166,475	1.3	151,603,769	94.7	—	*	21.7
Founder Voting Trust(15)	—	*	—	*	1,005,000	100.0	25.3
Designated Founders’ Excluded Shares(16)	91,683,912	4.3	2,962,961	3.1	—	*	2.9
Founder Total	118,850,387	5.6	154,566,730	96.6	1,005,000	100.0	49.999999
_______________
*Represents less than one percent (1%)

†Percentage of votes (record date outstanding shares) represents the percentage of the total votes attributable to all shares of our Class A common stock, Class B common stock and Class F common stock outstanding as of the record date, as though all such shares were voted with respect to a matter submitted to our stockholders. With respect to Messrs. Cohen, Karp, and Thiel, the stated percentage is based on the votes attributable to all outstanding shares of Class A common stock and Class B common stock owned by them or their specified affiliates as of the close of business on the record date and does not include the votes attributable to the Class F common stock, except as shown in the row entitled “Founder Total” and as noted in footnotes 11 and 15 below. Each holder of our Class A common stock is entitled to one vote per share, each holder of our Class B common stock is entitled to 10 votes per share and each holder of our Class F common stock is entitled to a number of votes per share as described in the sections titled “Questions and Answers about the Proxy Materials and our Annual Meeting—How many votes is each share entitled to for each proposal at the annual meeting?” and “Board of Directors and Corporate Governance—Voting Structure and Arrangements.” Holders of our Class A common stock, Class B common stock and Class F common stock will vote together as one class on any matters submitted to a vote of our stockholders, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law.
††Our Founders are party to the Founder Voting Agreement. The Founder Voting Agreement provides that all shares in respect of which our Founders or certain of their affiliates have granted a proxy and power of attorney in connection with such agreement will be voted, consented or not consented, as a whole, in the same manner as the shares of Class F common stock held in the Founder Voting Trust. Pursuant to the Founder Voting Agreement, voting power will be exercised pursuant to the instructions of our Founders who are then party to the Founder Voting Agreement pursuant to the terms of the Founder Voting Trust Agreement, so long as such Founders and certain of their affiliates meet the Ownership Threshold as of the applicable record date. For more information, please see the sections titled “Questions and Answers about the Proxy Materials and our Annual Meeting—How many votes is each share entitled to for each proposal at the annual meeting?” and “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”
(1)Shares beneficially owned includes (i) 6,432,258 shares of Class A common stock and 48,450,319 shares of Class B common stock held of record by Mr. Karp; (ii) 42,300,000 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024; (iii) 975,000 shares of Class B common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024; and (iv) 335,000 shares of Class F common stock held in the Founder Voting Trust. Each of our Founders has sole investment power with respect to 335,000 shares of Class F common stock held in the Founder Voting Trust.
(2)Shares beneficially owned includes (i) 592 shares of Class A common stock and 12,536,399 shares of Class B common stock held of record by Mr. Cohen; (ii) 20,501,568 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024; (iii) 675,000 shares of Class B common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024; and (iv) 335,000 shares of Class F common stock held in the Founder Voting Trust. Each of our Founders has sole investment power with respect to 335,000 shares of Class F common stock held in the Founder Voting Trust.
(3)Shares beneficially owned includes (i) 752,786 shares of Class A common stock and 2,070,744 shares of Class B common stock held of record by Mr. Sankar; (ii) 749,899 shares of Class A common stock held of record by the Sankar Irrevocable Remainder Trust; (iii) 4,500,000 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024; and (iv) 375,000 shares of Class B common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024.
(4)Shares beneficially owned includes (i) 4,344 shares of Class A common stock held of record by Mr. Glazer; (ii) 1,119,169 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024; and (iii) 173,838 shares of Class A common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024.
(5)Shares beneficially owned includes (i) 181,460 shares of Class A common stock and 130,484 shares of Class B common stock held of record by Mr. Taylor; (ii) 1,265,504 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024; and (iii) 173,838 shares of Class A common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024.
(6)Shares beneficially owned includes 1,558,020 shares of Class A common stock held of record by Mr. Moore and (ii) 20,422 shares of Class A common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024. Of the shares of Class A common stock held of record by Mr. Moore, 1,000,000 shares are pledged as security for a line of credit.
(7)Shares beneficially owned includes (i) 129,284 shares of Class A common stock and 10,000 shares of Class B common stock held of record by Ms. Schiff; and (ii) 20,422 shares of Class A common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024.
(8)Shares beneficially owned includes (i) 41,057 shares of Class A common stock held of record by Ms. Stat; (ii) 175,830 shares of Class A common stock held of record by Ms. Stat’s spouse; and (iii) 20,422 shares of Class A common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024.
(9)Shares beneficially owned includes (i) 20,823,993 shares of Class A common stock held of record by PLTR Holdings LLC (“PH”); (ii) 20,733,625 shares of Class A common stock and 26,165,483 shares of Class B common stock held of record by STS Holdings II LLC (“STS-II”); (iii) 70,806,432 shares of Class A common stock held of record by Rivendell 7 LLC (“RV-7”); (iv) 53,487 shares of Class A common stock and 2,962,961 shares of Class B common stock held of record by Rivendell 25 LLC (“RV-25”); and (v) 335,000 shares of Class F common stock held in the Founder Voting Trust. Each of our Founders has sole investment power with respect to 335,000 shares of Class F common stock held in the Founder Voting Trust. Mr. Thiel is the sole beneficial owner of each of STS-II, RV-7, RV-25, and PH and may be deemed to have sole voting and investment power over the shares held by such limited liability companies. Shares of common stock held by certain entities affiliated with Mr. Thiel are subject to the Founder Voting Agreement, and as such will be included in the voting power shared by our Founders. Shares of our capital stock held by certain entities affiliated with Mr. Thiel, as controlled affiliates of Mr. Thiel, may also become subject to the Founder Voting Agreement, subject to exclusion pursuant to the terms of our amended and restated certificate of incorporation and the Founder Voting Agreement.
(10)Shares beneficially owned includes (i) 2,603 shares of Class A common stock held of record by Mr. Woersching and (ii) 35,026 shares of Class A common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024.
(11)Shares beneficially owned includes (i) 122,445,670 shares of Class A common stock; (ii) 92,326,390 shares of Class B common stock; (iii) 1,005,000 shares of Class F common stock; (iv) 2,384,673 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024; (v) 67,301,568 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024; (vi) 443,968 shares of Class A common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024; and (vii) 2,025,000 shares of Class B common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024. Percentage of votes (record date outstanding shares) for all directors and executive officers as a group is based on the votes attributable to all outstanding shares of Class A common stock and Class B common stock owned by them or their specified affiliates as of the close of business on the record date and also includes the votes attributable to the Class F common stock.
(12)Based on information reported by The Vanguard Group - 23-1945930 (“Vanguard”) on Schedule 13G/A filed with the SEC on February 13, 2024. Of the shares of Class A common stock beneficially owned, Vanguard reported that it had shared voting power with respect to 1,399,584 shares, sole voting power with respect to zero shares, shared dispositive power with respect to 4,345,239 shares, and sole dispositive power with respect to 189,459,972 shares. Vanguard listed its address as 100 Vanguard Blvd. Malvern, PA 19355.
(13)Based on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G filed with the SEC on January 31, 2024. Of the shares of Class A common stock beneficially owned, BlackRock reported that it had shared voting power with respect to zero shares, sole voting power with respect to 102,492,563 shares, shared dispositive power with respect to zero shares, and sole dispositive power with respect to 112,522,477 shares. BlackRock listed its address as 50 Hudson Yards, New York, NY 10001.
(14)Shares of Class A common stock and Class B common stock subject to the Founder Voting Agreement include (i) 27,166,475 shares of Class A common stock and (ii) 87,152,201 shares of Class B common stock. In addition, pursuant to proxies and powers of attorney granted by our Founders or their affiliates in connection with the Founder Voting Agreement, the following shares will be subject to the Founder Voting Agreement upon vesting and settlement or exercise, as applicable: (a) 62,801,568 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2024, all of which will be fully vested within 60 days of April 11, 2024, and (b) 1,650,000 shares of Class B common stock subject to RSUs for which the applicable vesting and settlement conditions will be satisfied within 60 days of April 11, 2024.
(15)Shares held in the Founder Voting Trust include 1,005,000 shares of Class F common stock held in the Founder Voting Trust, with respect to which the Founder Voting Trust has sole voting power. Shares of our capital stock held in the Founder Voting Trust will be voted by the Trustee based on the instructions of our Founders who are then party to the Founder Voting Agreement pursuant to the terms of the Founder Voting Trust Agreement. For more information, please see the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”

(16)As of April 11, 2024, Mr. Thiel had identified a portion of the shares of Class A common stock and Class B common stock beneficially owned by him and his affiliates as Designated Founders’ Excluded Shares, which will not be subject to the Founder Voting Agreement. Such Designated Founders’ Excluded Shares will reduce the total voting power of the Class F common stock. For more information regarding the voting power of these Designated Founders’ Excluded Shares with respect to the matters to be voted on at the annual meeting, please refer to the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, as amended, dated as of August 24, 2020 (“IRA”), which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. While the registration rights of our non-affiliates pursuant to our IRA have expired under the terms of that agreement, our affiliates who are party to the IRA, including our Founders and certain of the entities affiliated with Peter Thiel, will retain the right to cause us to register shares held by them for resale until such rights terminate in accordance with our IRA.
Commercial Arrangements
During the year ended December 31, 2023, we received payments of $1.17 million for our products and services from BlackSky Holdings, Inc. (including its affiliated entities,“BlackSky”), and BlackSky provided $506,930 of subcontracting services related to our work with non-U.S. government customers. Mr. Thiel, a member of our Board of Directors, is the Chairman of the Investment Committee of Mithril GP LP, the general partner of Mithril LP, as well as a member of the Investment Committee established by Mithril II GP LP, the general partner of Mithril II LP. Mithril LP and Mithril II LP collectively own more than 10% of BlackSky. Mr. Thiel may be deemed to have shared voting, investment and dispositive power with respect to the BlackSky securities held by the Mithril venture capital funds.
We also have a commercial relationship with Anduril Industries, Inc. (“Anduril”). Mr. Thiel, a member of our Board of Directors, owns more than 10% of Anduril through Mr. Thiel’s related entities. During the year ended December 31, 2023, Anduril provided $3.54 million of subcontracting services related to our work with a U.S. government customer, and we received payments of $6,000 for our products and services from Anduril.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to Palantir or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law, as so amended.

In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Palantir pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement, or relationship or any series of similar transactions, arrangements, or relationships, in which we are a participant and in which a related person has, had, or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities, and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our Audit Committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify, or disapprove any such transaction, our Audit Committee will consider, among other factors, whether the related person transaction would affect the independence of any director and is on terms that reflect an arms-length transaction – in other words, terms that are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related person’s interest in the transaction.
The policy deems certain transactions to not be related party transactions including (1) certain compensation arrangements for our directors or executive officers; (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares; (3) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis; (4) charitable contributions by us to a charitable organization, foundation, or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved in the advancement of expenses made pursuant to our organizational documents or any agreement does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts; (5) any transaction available to U.S. employees generally; and (6) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and oversee any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2025 Annual Meeting
If a stockholder would like us to consider including a proposal in our Proxy Statement for our 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our corporate headquarters on or before December 27, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Palantir Technologies Inc.
Attention: Corporate Secretary
1200 17th Street, Floor 15
Denver, Colorado 80202
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our Proxy Statement. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary at our corporate headquarters, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our corporate headquarters:
•no earlier than 8:00 a.m., Mountain time, on February 5, 2025; and
•no later than 5:00 p.m., Mountain time, on March 7, 2025.
In the event that we hold our 2025 annual meeting more or less than 25 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our corporate headquarters:
•no earlier than 8:00 a.m., Mountain time, on the 120th day prior to the day of our 2025 annual meeting, and
•no later than 5:00 p.m., Mountain time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition, to comply with Rule 14a-19 of the Exchange Act, stockholders must provide notice of the intent to solicit proxies in support of director nominees (other than our nominees) for the 2025 annual meeting by notifying our corporate secretary no later than April 7, 2025. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2023 Annual Report
Our financial statements for our fiscal year ended December 31, 2023 are included in our annual report, which we will make available to stockholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at https://investors.palantir.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Palantir Technologies Inc., 1200 17th Street, Floor 15, Denver, Colorado 80202, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
* * *
Our Board of Directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
BOARD OF DIRECTORS
Denver, Colorado
April 26, 2024

Palantir

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLTR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44927-P10292

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PALANTIR TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alexander Karp
02) Stephen Cohen
03) Peter Thiel
04) Alexander Moore
05) Alexandra Schiff
06) Lauren Friedman Stat
07) Eric Woersching

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Palantir's independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V44928-P10292

PALANTIR TECHNOLOGIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
JUNE 5, 2024

The shareholder(s) hereby appoint(s) David Glazer and Ryan Taylor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Palantir Technologies Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Mountain Time on Wednesday, June 5, 2024, at the meeting held via the Internet at www.virtualshareholdermeeting.com/PLTR2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE